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                          AGREEMENT AND PLAN OF MERGER
                          AND ASSET PURCHASE AGREEMENT

                                  by and among

                            SFX ENTERTAINMENT, INC.,

                     CONTEMPORARY INVESTMENTS CORPORATION,

                   CONTEMPORARY INVESTMENTS OF KANSAS, INC.,

                  CONTINENTAL ENTERTAINMENT ASSOCIATES, INC.,
`
                              CAPITAL TICKETS, LP,

                                 DIALTIX, INC.,

              CONTEMPORARY INTERNATIONAL PRODUCTIONS CORPORATION,

               STEVEN F. SCHANKMAN LIVING TRUST, DATED 10/22/82,

               IRVING P. ZUCKERMAN LIVING TRUST, DATED 11/24/81,

                              STEVEN F. SCHANKMAN

                                      and

                              IRVING P. ZUCKERMAN


                         Dated as of December 10, 1997

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                               TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
ARTICLE I
DEFINITIONS.....................................................................................................  2
         Section 1.01.  Defined Terms...........................................................................  2
         Section 1.02.              Interpretation..............................................................  2

ARTICLE II
THE CLOSING; ESCROW DEPOSIT.....................................................................................  2
         Section 2.01.  Closing.................................................................................  2
         Section 2.02.  Effective Date of Closing...............................................................  2
         Section 2.03.              Escrow Deposit..............................................................  3
         Section 2.04.              Closing Adjustment..........................................................  3

ARTICLE III
THE MERGER......................................................................................................  3
         Section 3.01.  The Merger..............................................................................  3
         Section 3.02.  Effective Time..........................................................................  3
         Section 3.03.  Corporate Organization..................................................................  4
         Section 3.04.  Conversion of Shares....................................................................  4
         Section 3.05.  Stock Certificates; Surrender...........................................................  5
         Section 3.06.  No Further Transfers....................................................................  6
         Section 3.07.  Certain Effects of the Merger...........................................................  6
         Section 3.08.  Transfer of Assets......................................................................  6
         Section 3.09.  Tax Consequences........................................................................  6

ARTICLE IV
THE ASSET ACQUISITION...........................................................................................  6
         Section 4.01.  Transfer of Assets......................................................................  6
         Section 4.02.  Excluded Assets.........................................................................  9
         Section 4.03.  Assumption of Liabilities............................................................... 10
         Section 4.04.  Exclusion of Liabilities................................................................ 11
         Section 4.05.  Transfer of Assets...................................................................... 12
         Section 4.06.  Conveyance and Transfer; Assumption..................................................... 13
         Section 4.07.  Purchase Price.......................................................................... 13
         Section 4.08.  Allocation of Purchase Price............................................................ 13
         Section 4.09.  Adjustment of Asset Purchase Price...................................................... 13

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE SELLER ENTITIES........................................................... 14

                                                   (i)

         Section 5.01.  Organization, Good Standing and
                                    Qualification............................................................... 14
         Section 5.02.  Authority............................................................................... 14
         Section 5.03.  Capitalization.......................................................................... 15
         Section 5.04.  Subsidiaries of the Sellers............................................................. 16
         Section 5.05.  No Default; Non-Contravention........................................................... 16
         Section 5.06.  Consents and Approvals.................................................................. 17
         Section 5.07.  Personal Property....................................................................... 17
         Section 5.08.  Real Property........................................................................... 18
         Section 5.09.  Litigation.............................................................................. 20
         Section 5.10.  Intellectual Property................................................................... 21
         Section 5.11.  Contracts............................................................................... 22
         Section 5.12.  Financial Statements.................................................................... 24
         Section 5.13.  Absence of Liabilities.................................................................. 24
         Section 5.14.  Absence of Certain Changes.............................................................. 25
         Section 5.15.  Taxes................................................................................... 27
         Section 5.16.  Compliance with Laws.................................................................... 29
         Section 5.17.  Employee Matters........................................................................ 29
         Section 5.18.  Employees and Related Agreements; ERISA................................................. 30
         Section 5.19.  Environmental Compliance................................................................ 34
         Section 5.20.  Insurance............................................................................... 36
         Section 5.21.  Accounts Receivable..................................................................... 36
         Section 5.22.  Transactions with Affiliates............................................................ 36
         Section 5.23.  Finder's Fees........................................................................... 36
         Section 5.24.  Absence of Certain Business Practices................................................... 36
         Section 5.25.  Certain Payments........................................................................ 37
         Section 5.26.  [RESERVED].............................................................................. 37
         Section 5.27.  Disclosure.............................................................................. 37
         Section 5.28.              Affiliated Party Transactions............................................... 37
         Section 5.29.              Accredited Investors........................................................ 38

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF SFX........................................................................... 39
         Section 6.01.  Organization, Good Standing and
                                    Qualification............................................................... 39
         Section 6.02.  Authority............................................................................... 39
         Section 6.03.  No Default; Non-Contravention........................................................... 39
         Section 6.04.  Consents and Approvals.................................................................. 40
         Section 6.05.  Capitalization.......................................................................... 40
         Section 6.06.  Litigation.............................................................................. 41
         Section 6.07.  Compliance with Laws.................................................................... 41
         Section 6.08.  Reports; Examinations................................................................... 41
         Section 6.09.  Financial Statements.................................................................... 41

                                                  (ii)

         Section 6.10.  No Material Adverse Change.............................................................. 42
         Section 6.11.              Acquisition Corp............................................................ 42

ARTICLE VII
PRE-CLOSING COVENANTS OF THE SELLER ENTITIES.................................................................... 43
         Section 7.01.  Conduct of Business..................................................................... 43
         Section 7.02.  Extraordinary Acts...................................................................... 44
         Section 7.03.  No Breach of Representations and
                                    Warranties.................................................................. 46
         Section 7.04.  Access by SFX........................................................................... 46
         Section 7.05.  No Solicitation......................................................................... 47
         Section 7.06.  HSR Act................................................................................. 48
         Section 7.07.  Consents; Notices; Termination.......................................................... 48
         Section 7.08.              Certain Payments;Assumption of Certain
                                    Liabilities................................................................. 48
         Section 7.09.  Best Efforts............................................................................ 49
         Section 7.10.              WARN Act.................................................................... 49
         Section 7.11.              S-Election.................................................................. 49
         Section 7.12.              ERISA....................................................................... 49

ARTICLE VIII
PRE-CLOSING COVENANTS OF SFX.................................................................................... 49
         Section 8.01.  No Breach of Representations and
                                    Warranties.................................................................. 49
         Section 8.02.  HSR Act................................................................................. 50
         Section 8.03.  Consents and Approvals; Notices......................................................... 50
         Section 8.04.  Governing Documents..................................................................... 50
         Section 8.05.  Best Efforts............................................................................ 50

ARTICLE IX
CONDITIONS TO THE OBLIGATIONS OF SFX............................................................................ 50
         Section 9.01.  Representations and Warranties.......................................................... 50
         Section 9.02.  Covenants............................................................................... 51
         Section 9.03.  Officer's Certificate................................................................... 51
         Section 9.04.  Opinion of Counsel...................................................................... 51
         Section 9.05.  Governmental Consents................................................................... 51
         Section 9.06.  HSR Act................................................................................. 51
         Section 9.07.  Legality................................................................................ 51
         Section 9.08.  Injunctions............................................................................. 51
         Section 9.09.  Contract Consents....................................................................... 52
         Section 9.10.  Institution of Proceedings.............................................................. 52
         Section 9.11.  Title Insurance......................................................................... 52
         Section 9.12.  Employment Agreements................................................................... 52

                                                  (iii)

         Section 9.13.  FIRPTA Certificates..................................................................... 52
         Section 9.14.  Merger.................................................................................. 52
         Section 9.15.  Leases.................................................................................. 53

ARTICLE X
CONDITIONS TO THE OBLIGATIONS
OF THE SELLER ENTITIES.......................................................................................... 53
         Section 10.01.  Representations and Warranties......................................................... 53
         Section 10.02.  Covenants.............................................................................. 53
         Section 10.03.  Officer's Certificate.................................................................. 53
         Section 10.04.  Opinion of Counsel..................................................................... 53
         Section 10.05.  Governmental Consents.................................................................. 53
         Section 10.06.  HSR Act................................................................................ 54
         Section 10.07.  Legality............................................................................... 54
         Section 10.08.  Injunctions............................................................................ 54
         Section 10.09.  Merger................................................................................. 54
         Section 10.10.  Contract Consents...................................................................... 54
         Section 10.11.  Institution of Proceedings............................................................. 54
         Section 10.12.  Delivery of Consideration.............................................................. 54
         Section 10.13.  Delivery of Guarantee.................................................................. 55

ARTICLE XI
ADDITIONAL AGREEMENTS OF THE PARTIES............................................................................ 55
         Section 11.01.  Tax Matters............................................................................ 55
         Section 11.02.  Audits................................................................................. 57
         Section 11.03.  Employee Matters....................................................................... 57
         Section 11.04.  Merger Consideration................................................................... 58
         Section 11.05.  Adjustment of Class A Shares........................................................... 59
         Section 11.06.  Use of Name............................................................................ 60
         Section 11.07.  Access by Either Party................................................................. 60
         Section 11.08.  Registration of Class A Stock.......................................................... 60
         Section 11.09.  Restrictive Legend..................................................................... 63

ARTICLE XII
TERMINATION..................................................................................................... 64
         Section 12.01.  Termination............................................................................ 64
         Section 12.02.  Effect of Termination.................................................................. 66

ARTICLE XIII
INDEMNIFICATION................................................................................................. 68
         Section 13.01.  Survival of Representations and
                                     Warranties................................................................. 68
         Section 13.02.  By the Seller Entities................................................................. 69

                                      (iv)

         Section 13.03.  By the Purchaser Entities.............................................................. 69
         Section 13.04.  Limitations on Indemnification......................................................... 70
         Section 13.05.  Indemnification Procedure for Third
                                     Party Claims............................................................... 71

ARTICLE XIV
MISCELLANEOUS................................................................................................... 72
         Section 14.01.  Further Assurances..................................................................... 72
         Section 14.02.  Entire Agreement....................................................................... 73
         Section 14.03.  Notices................................................................................ 73
         Section 14.04.  Binding Effect; Successors and Assigns................................................. 74
         Section 14.05.  Governing Law.......................................................................... 74
         Section 14.06.  Captions............................................................................... 75
         Section 14.07.  Confidentiality of Disclosures......................................................... 75
         Section 14.08.  Publicity.............................................................................. 75
         Section 14.09.  Consent to Jurisdiction................................................................ 75
         Section 14.10.  Fees and Expenses...................................................................... 76
         Section 14.11.  Costs of Enforcement................................................................... 76
         Section 14.12.  Third Parties.......................................................................... 76
         Section 14.13.  Counterparts........................................................................... 76
         Section 14.14.  Amendment.............................................................................. 76
         Section 14.15.              Waiver..................................................................... 76
         Section 14.16.  Severability........................................................................... 77

SCHEDULES

Schedule    1.01   Defined Terms
Schedule    2.02   Seller's Liabilities
Schedule    3.08   Permitted Transfers
Schedule    4.01   Assets
Schedule    4.02   Excluded Assets
Schedule    4.03   Assumed Liabilities
Schedule    5.01   Qualifications
Schedule    5.03   Capitalization
Schedule    5.04   Subsidiaries
Schedule    5.05   Defaults; Breaches
Schedule    5.06   Required Consents and Approvals
Schedule    5.07   Personal Property; Adequacy of Assets
Schedule    5.08   Real Property
Schedule    5.09   Litigations of Seller Entities
Schedule    5.10   Intellectual Property
Schedule    5.11   Contracts
Schedule    5.13   Liabilities of the Businesses

                                   (v)

Schedule    5.14   Certain Changes
Schedule    5.15   Taxes
Schedule    5.16   Compliance with Laws; Permits
Schedule    5.17   Employee Matters
Schedule    5.18   ERISA
Schedule    5.19   Environmental Compliance
Schedule    5.20   Insurance
Schedule    5.22   Transactions with Affiliates
Schedule    5.28   Affiliated Party Transactions
Schedule    6.03   No Default; Non Contravention
Schedule    6.04   Required Consents and Approvals
Schedule    6.06   Litigations of Purchaser Entities
Schedule    6.07   Compliance with Laws
Schedule    6.10   No Material Adverse Change
Schedule    7.02   Certain Acts
Schedule    7.08   Affiliates
Schedule    11.01  Certain Tax Matters


EXHIBITS

Exhibit A      Form of Escrow Agreement
Exhibit B      Form of Employment Agreement
Exhibit C      Continuity of Interest Agreement
Exhibit D      Form of Purchase Price Escrow Agreement






                                      (vi)

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         AGREEMENT AND PLAN OF MERGER AND ASSET PURCHASE AGREEMENT, dated as of
December 10, 1997, by and among SFX ENTERTAINMENT, INC., a Delaware corporation ("SFX"), CONTEMPORARY INVESTMENT CORPORATION, a Missouri corporation ("CIC"), CONTEMPORARY INVESTMENTS OF KANSAS, INC., a Kansas corporation ("CI-Kansas"), CONTINENTAL ENTERTAINMENT ASSOCIATES, INC., a Missouri corporation ("Continental"), CAPITAL TICKETS, LP, a Missouri limited partnership ("Capital"), DIALTIX, INC., a Missouri corporation ("Dialtix" and, together with CIC, CI-Kansas, Continental and Capital, the "Sellers"), CONTEMPORARY INTERNATIONAL PRODUCTIONS CORPORATION, a Missouri corporation ("CIPC"), STEVEN
F. SCHANKMAN LIVING TRUST, dated 10/22/82 (the "Schankman Trust"), IRVING P. ZUCKERMAN LIVING TRUST, dated 11/24/81 (the "Zuckerman Trust" and, together with the Schankman Trust, the "Trusts"), STEVEN F. SCHANKMAN ("Schankman") and IRVING P. ZUCKERMAN ("Zuckerman" and, together with Schankman and the Trusts, the "Principals").


                               W I T N E S E T H:


         WHEREAS, CIPC, its subsidiaries and the Sellers operate certain concert, live entertainment, event marketing, telemarketing and related businesses (collectively, the "Businesses") and the Principals, directly or indirectly, own or control all of the outstanding securities of, or other ownership interests in, such entities;

         WHEREAS, SFX desires to acquire the Businesses from the Principals through the merger (the "Merger") of CIPC into SFX, and the acquisition by Acquisition Corp., a wholly-owned subsidiary of SFX ("Acquisition Corp."), of substantially all of the assets of the Sellers (the "Asset Acquisition"), on the terms, and subject to the conditions set forth herein;

         WHEREAS, the Principals, CIPC and the Sellers desire to consummate the Merger and the Asset Acquisition on the terms, and subject to the conditions set forth herein; and

         WHEREAS, the Merger is intended to qualify as a tax-free reorganization pursuant to the provisions of Section 368 of the Code (as hereinafter defined);

         NOW, THEREFORE, the parties hereto hereby agree as follows:



                                   ARTICLE I
                                  DEFINITIONS

         Section 1.01. Defined Terms. For purposes of this Agreement, the terms set forth on Schedule 1.01 shall have the respective meanings set forth therein.

         Section 1.02. Interpretation. In this Agreement, (a) words used herein regardless of the gender specifically used shall be deemed and construed to include any other gender, masculine, feminine or neuter, as the context shall require, (b) all terms defined in the singular shall have the same meanings when used in the plural and vice versa, and (c) words denoting natural person shall include corporations, partnerships and other entities and vice versa, unless the context otherwise requires.



                                   ARTICLE II
                          THE CLOSING; ESCROW DEPOSIT

         Section 2.01. Closing. The closing of the Merger and the Asset Acquisition (the "Closing") shall take place simultaneously at 10:00 a.m., on the fifth business day after the fulfillment or waiver of the last of the conditions specified in Articles IX and X hereof, at the offices of Rosenman & Colin LLP, 575 Madison Avenue, New York, New York, or at such other time, date and place as may be agreed upon in writing by the parties hereto. The date on which the Closing shall take place is referred to herein as the "Closing Date." Notwithstanding the foregoing, in no event shall the Closing occur before January 1, 1998 or, except as otherwise provided in Section 12.01 hereof, after February 15, 1998.

         Section 2.02. Effective Date of Closing. Solely for accounting purposes, the parties intend that SFX will receive the benefits of and assume the liabilities and obligations with respect to the operation of the Businesses effective as of January 1, 1998, regardless of the actual date of the Closing. Notwithstanding the foregoing, (a) neither Purchaser Entity shall assume responsibility for the actual operation of the Business prior to the Closing Date and (b) the obligations of the Seller Entities under Article VII hereof and with respect to all other matters hereunder shall continue to be in effect through the actual date of the Closing, and neither Acquisition Corp. nor SFX shall assume any liability for any acts or omissions with respect to the Businesses or the Seller Entities prior to the Closing Date, except (i) for liabilities incurred prior to the Closing Date by the Sellers, CIPC or any of its subsidiaries in the ordinary course of business and consistent with past practice and (ii) liabilities incurred prior to the Closing Date by the Sellers, CIPC or any of its subsidiaries directly in connection with the matters set forth on Schedule 2.02.

         Section 2.03. Escrow Deposit. Simultaneously with the execution and delivery hereof, SFX, on its own behalf and on behalf of Acquisition Corp., has delivered to the Escrow Agent, the sum of $2,000,000 (the "Escrow Deposit") to be held and disposed of by the Escrow Agent in accordance with the terms of the Escrow Agreement.

         Section 2.04. Closing Adjustment. To the extent not otherwise covered by this Agreement, there shall be a closing adjustment among the parties such that the Seller Entities (other than CIPC), in addition to any other consideration set forth under this Agreement, will receive credit for all expenses associated with events to be performed in 1998, including, but not limited to, expenses paid by the Seller Entities during 1997 related to events to be performed after December 31, 1997 and SFX or Acquisition Corp. will receive credit for any and all cash received by the Seller Entities (other than to the extent earned prior to January 1, 1998) for events to be performed after December 31, 1997. By way of example, the Seller Entities (other than CIPC) shall receive credit in an amount corresponding to all talent deposits, venue deposits, advertising and promotion costs and the like made by any Seller Entity for events to be performed after December 31, 1997 and SFX or Acquisition Corp shall receive credit in an amount equal to all ticket deposits (net of service charges) for events to be performed in 1998. Any difference in the credits will accrue to the benefit of the party with the larger aggregate sum of credits as a cash reduction, or an increase in the cash portion, of the purchase price, as the case may be.


                                  ARTICLE III
                                   THE MERGER

         Section 3.01. The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with Section 251 of the General Corporation Law of the State of Delaware, on the Closing Date, CIPC shall be merged into SFX, SFX shall continue its existence as the surviving corporation in the Merger (and is hereinafter sometimes referred to as the "Surviving Corporation") and the separate corporate existence of CIPC shall terminate at the Effective Time.

         Section 3.02. Effective Time. The Merger shall become effective upon the later to occur of the filing of appropriate certificates of merger (the "Certificates of Merger"), in form and substance reasonably satisfactory to SFX, by each of the Secretary of State of the State of Delaware, in accordance with Section 251 of the General Corporation Law of the State of Delaware, and the Secretary of State of the State of Missouri, in accordance with Chapter 351 of the General and Business Corporation Law of Missouri or at such later time as is specified in the Certificates of Merger (the "Effective Time").

         Section 3.03.  Corporate Organization.

         (a) Immediately subsequent to the Effective Time, the Surviving Corporation (i) shall continue its separate corporate existence with all its purposes, objects, rights, privileges, powers, certificates and franchises unimpaired by the Merger under the laws of the State of Delaware and (ii) shall succeed to all rights, assets, liabilities and obligations of CIPC in accordance with the General Corporation Law of the State of Delaware and the General and Business Corporation Law of Missouri. The separate corporate existence of CIPC shall terminate at the Effective Time.

         (b) The Certificate of Incorporation and By-laws of SFX immediately preceding the Effective Time shall be the Certificate of Incorporation and By-laws, respectively, of the Surviving Corporation after the Effective Time, and, thereafter, may be amended in accordance with their respective terms and as provided by applicable law.
         (c) At the Effective Time, the Board of Directors of SFX immediately preceding the Effective Time shall be the Board of Directors of the Surviving Corporation immediately after the Effective Time.

         (d) At the Effective Time, the officers of SFX immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each of them to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation.

         Section 3.04.  Conversion of Shares.  At the Effective Time:

         (a) Each share of capital stock of SFX outstanding immediately prior to the Effective Time shall remain outstanding and constitute one validly issued, fully paid and nonassessable share of capital stock of the Surviving Corporation.

         (b) Each share of CIPC Stock outstanding immediately prior to the Effective Time, by reason of the Merger and without any action by the holder thereof, shall be converted into the right to receive (i) $1,200,000 at the Closing and (ii) 140,285.07 shares of Class A Stock (subject to adjustment as provided in Section 11.05(c)). No certificate or scrip representing fractional shares of Class A Stock shall be issued upon the surrender for exchange of shares of CIPC Stock and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Class A Stock. In lieu of any such fractional share, each holder of CIPC Stock who otherwise would be entitled to receive a fractional share of Class A Stock shall receive an amount of cash determined by multiplying (i) the fraction of a share of Class A Stock to which such holder would otherwise be entitled by (ii) $13.33 (subject to adjustment as provided in Section 11.05(c)). Notwithstanding the foregoing, if the Spin-off shall not have been effected on or prior to the Closing Date, each share of CIPC Stock outstanding immediately prior to the Effective Time, by reason of the Merger and without any action by the holder thereof, shall be converted into the right to receive (i) $1,200,000 at the Closing and (ii) the number of shares of Preferred Stock that would be convertible into an aggregate of 140,285.07 shares of Class A Stock (subject to adjustment as provided in Section 11.05(c)) upon the completion of the Spin-off.

         (c) The Principals acknowledge and agree that the consideration to be received for the shares of CIPC Stock pursuant to Section 3.04(b) hereof includes the one-third interest of Contemporary Sports, Inc., a wholly-owned subsidiary of CIPC ("Contemporary Sports"), in United Sports of America, a Missouri general partnership ("USA Sports"). Therefore, notwithstanding anything in this Agreement to the contrary (including, without limitation, the provisions of Section 3.08 hereof), if Contemporary Sports' interest in USA Sports is sold on or prior to the Closing Date in accordance with Section 7.05 hereof, the after tax proceeds of such sale (i.e., the purchase price less any Taxes paid or payable by CIPC, the Principals and/or Contemporary Sports with respect to any income or gain) shall be included as cash of CIPC to be acquired by Acquisition Corp. as a result of the Merger.

         (d) The parties hereto acknowledge that the consideration to be received in the Merger by the Principals pursuant to Section 3.04(b) is subject to adjustment pursuant to and in accordance with that certain side letter, dated of even date herewith, by and between the parties hereto, relating to the representations and warranties set forth in Sections 5.15, 5.17 and 5.18 hereof.

         Section 3.05.  Stock Certificates; Surrender.

         (a) At the Effective Time, each certificate representing capital stock of SFX (the "Certificates"), shall thereupon represent the same number of shares of capital stock of the Surviving Corporation and SFX shall not be required to surrender any such Certificates for cancellation and exchange.

         (b) At the Closing, the Trusts shall surrender to SFX, for cancellation by the Surviving Corporation, certificates for all of the outstanding shares of CIPC Stock accompanied by duly executed instruments of transfer or assignment in blank. The Trusts shall have no rights after the Effective Time with respect to the CIPC Stock, except the right to receive the consideration provided for in Section 3.04(b) hereof in exchange therefor.

         Section 3.06. No Further Transfers. At the Effective Time, the stock transfer books of CIPC shall be closed, and no further transfer of CIPC Stock shall thereafter be made.

         Section 3.07. Certain Effects of the Merger. At the Effective Time, the Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, powers and franchises, of a public as well as of a private nature, and be subject to all restrictions, disabilities and duties, of each of SFX and CIPC (sometimes hereinafter referred to as the "Constituent Corporations"); all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things, in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all and every other interest of the Constituent Corporations shall be thereafter as effectively the property of the Surviving Corporation as they were of the several and respective Constituent Corporations; and the title to any real estate, vested by deed or otherwise, under the laws of the State of Delaware or elsewhere, in either of the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger; but all rights of creditors and liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of each of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

         Section 3.08. Transfer of Assets. SFX acknowledges and agrees that it is not acquiring and, prior to the Effective Time, CIPC may transfer or distribute to the Trusts or, at the Trusts' direction, to Schankman and Zuckerman, the assets of CIPC listed on Schedule 3.08 hereto.

         Section 3.09. Tax Consequences. It is intended that the Merger constitute a tax-free reorganization within the meaning of Section 368(a) of the Code, and that this Agreement constitute a "plan of reorganization" for purposes of Section 368 of the Code. The foregoing shall not be deemed or construed to be a representation of any party hereto to another that the Merger qualifies as a tax-free reorganization and the parties acknowledge that they have relied on their own respective counsel and accountants with respect to the tax effect of the Merger.

                                   ARTICLE IV
                             THE ASSET ACQUISITION

         Section 4.01. Transfer of Assets. Subject to the terms and conditions of this Agreement, at the Closing, the Sellers shall sell, assign, transfer, convey and deliver to Acquisition Corp. and Acquisition Corp. shall purchase, acquire and accept from the Sellers, all of the Sellers' respective right, title and interest in and to all property, assets, interest and claims, real and personal, tangible and intangible, of every type and description, wherever located, owned, used or held for use in connection with the Businesses or otherwise, other than the Excluded Assets, free and clear of all Liens except as hereinafter provided (but as to property leased by or to a Seller, subject to the respective lease and the Lien thereon attributable to such lease) with such changes, deletions or additions thereto (other than with respect to the Real Property) as may occur from the date hereof to the Closing Date in the ordinary course of business and consistent with the terms and conditions of this Agreement (the "Assets"), including, without limitation, the following:

         (a) all right, title and interest in the Real Property and interests in Real Property identified on part (c) of Schedule 5.08, together with all easements, rights of way, privileges, appurtenances and other rights and interests benefiting such Real Property, subject to the Liens set forth in part
(a) of Schedule 5.08;

         (b) all leasehold interests in the properties identified on part (d) of Schedule 5.08;

         (c) all machinery and equipment, tools, replacement and spare parts, furniture, fixtures, office supplies and other similar property, including, without limitation, each item of machinery and equipment with a value in excess of $10,000, each of which is identified in part (c) of Schedule 4.01;

         (d) subject to Section 4.02(b) hereof, all accounts receivable and other receivables arising with respect to services provided and goods delivered or otherwise in connection with the operation of the Businesses on or after January 1, 1998, including, without limitation, notes receivable arising out of the Businesses;

         (e) all rights in, to and under all Intellectual Property, including all the goodwill represented thereby, all of which are identified in part (e) of Schedule 4.01;

         (f) all trade secrets, know-how (including, without limitation, proprietary know-how and use and application know-how), manufacturing, engineering and other drawings, screens, technology, technical information, engineering data, design and engineering specifications, sales and promotional literature, customer and supplier lists and similar knowledge, in whatever form stored, including, without limitation, in the form of electronic data or data in writing;

         (g) subject to Section 4.02(e) hereof, all contracts, agreements, leases (whether for real or personal property), arrangements and/or commitments of any kind pertaining to the Assets or Businesses, whether written or oral, executory or otherwise (the "Contracts"), including, without limitation, (i) all leases and subleases of real property to which any Seller is a party, (ii) all leases for personal property (capitalized or otherwise) requiring payments in excess of $25,000 per annum, (iii) all indemnification agreements, (iv) all non-competition, confidentiality and non-disclosure agreements, (v) all employment and consulting agreements, (vi) all insurance policies, (vii) all sponsorship agreements; (viii) all talent agreements; and (ix) all other material contracts, agreements and arrangements; provided, however, that Acquisition Corp. is not acquiring any contract, agreement, lease (whether for real or personal property), arrangement and/or commitment which requires payment by the Sellers, severally or jointly, in excess of $25,000 per annum (except for talent agreements entered into in the ordinary course of business and in accordance with past practice) or any contract, agreement, lease (whether for real or personal property), arrangement and/or commitment between or among the Seller Entities and or any of their affiliates unless such contract, agreement, lease (whether for real or personal property), arrangement and/or commitment is identified in part (g) of Schedule 4.01;

         (h) all Permits, to the extent assignable;

         (i) all right, title and interest in and to any and all vehicles identified in part (i) of Schedule 4.01;

         (j) except to the extent an Excluded Asset, all general, financial and personnel records, and all correspondence and other files and records, and any other files and records pertaining solely to the Business, wherever located;

         (k) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind pertaining to, and arising out of, the Businesses or the Real Property, wherever located, other than in respect of Excluded Liabilities;

         (l) all goodwill, if any, in the Businesses, together with the right of Acquisition Corp. to represent itself to third parties as the successor in interest to the Business;

         (m) all prepaid charges, sums and fees;

         (n) all assets of the Sellers reflected on the audited balance sheet of the Businesses as of September 30, 1997 included in the Financial Statements, except for the Excluded Assets and assets which have thereafter been disposed of in the ordinary course of business;

         (o) all of CIC's right, title and interest in and to the Riverport Amphitheatre Joint Venture (other than CIC's interest in the cash and cash equivalents on hand prior to January 1, 1998, and in the accounts receivable for services performed and goods delivered and otherwise in connection with the operation of the Riverport Amphitheatre Joint Venture before January 1, 1998); and

         (p) all cash attributable to services to be performed, goods to be delivered or other obligations to be performed in connection with the operation of the Businesses after December 31, 1997 (including, without limitation, cash received with respect to the advance sale of tickets and the after-tax proceeds from a sale or other disposition, if any, of Contemporary Sports' interest in USA Sports) and all increases in the cash, cash equivalents, securities and other investments held by the Sellers (including, without limitation, increases in the cash and cash equivalents held by the Riverport Amphitheatre Joint Venture) after December 31, 1997, except to the extent attributable to the collection of accounts receivable which belong to the Sellers pursuant to this Agreement.

         Notwithstanding anything herein to the contrary, nothing herein shall be construed to obligate any of the Sellers to purchase and transfer title to any property in which it only has a leasehold interest and such Seller shall only be obligated to assign and transfer to Acquisition Corp. such Seller's leasehold in such property.

         Section 4.02. Excluded Assets. The parties to this Agreement expressly understand and agree that no Seller is selling, assigning, transferring or conveying to Acquisition Corp. the following assets, rights and properties, which shall be specifically excluded from the transactions contemplated by this Agreement (the "Excluded Assets"):

         (a) except as otherwise provided in Section 4.01(p) hereof, any cash, cash equivalents, securities or other investments held by such Seller prior to January 1, 1998;

         (b) all accounts receivable and other receivables of such Seller for services provided and goods delivered or otherwise in connection with the operation of the Businesses prior to January 1, 1998;

         (c) the minute books, stock record books, stock ledgers, Tax Returns, tax books and records and similar financial and other records of such Seller which (i) relate to income taxes; provided, however, that Acquisition Corp. and its affiliates shall have access during regular business hours to such records, including for purposes of making summaries and copies thereof (at their own expense), as they pertain to any of the Businesses and the Assets upon reasonable notice to such Seller or a Principal; and provided further, however, that in the event that within seven years after the Closing Date such Seller desires to destroy or dispose of any such records, such Seller shall first offer to deliver, at Acquisition Corp.'s (or its affiliate's) expense, any or all of such Tax Returns, tax books and records and similar financial or other records relating to income taxes payable with respect to any of the Businesses as Acquisition Corp. (or its affiliate) may request; and (ii) in the case of all other Tax Returns and tax books and records, do not pertain primarily to any of the Businesses; provided, however, that Acquisition Corp. and its affiliates shall have access during regular business hours to such records, including for purposes of making summaries and copies thereof (at their own expense), as they pertain to any of the Businesses and Assets upon reasonable notice to such Seller;

         (d) such Seller's claim, right or interest in any refunds of Taxes paid by such Seller; or

         (e) any assets, properties or contracts listed in part (e) of Schedule 4.02 hereto.

         Section 4.03. Assumption of Liabilities. If the Closing occurs, then effective as of January 1, 1998, Acquisition Corp. will assume and agree to pay, perform and discharge all of the following liabilities and obligations of the Sellers (hereinafter collectively referred to as the "Assumed
Liabilities"):

         (a) all unperformed and unfulfilled obligations which are required to be performed and fulfilled on or after January 1, 1998 under the Contracts; provided, however, that if an obligation is to an affiliate of a Seller, such obligation shall be assumed only if (i) such obligation is incurred by such Seller in the ordinary course of business, consistent with past practice and on terms no less favorable to such Seller than such Seller could obtain from an unaffiliated third party or (ii) Acquisition Corp., in its sole and absolute discretion, shall agree in writing to assume it;

         (b) any liabilities or obligations to an affiliate of such Seller (i) incurred by such Seller on or after January 1, 1998 in the ordinary course of business, consistent with past practice and on terms no less favorable to such Seller than such Seller could obtain from an unaffiliated third party or (ii) which Acquisition Corp., in its sole and absolute discretion, shall agree in writing to assume;

         (c) all accounts payable of the Sellers arising out of the Businesses in the ordinary course of business and consistent with past practice with respect to services provided or goods delivered or otherwise in connection with the operation of the Businesses on or after January 1, 1998; provided, however, that if an account payable is owed to an affiliate of a Seller, such account payable shall be assumed only if (i) such account payable is incurred by such Seller in the ordinary course of business, consistent with past practice and on terms no less favorable to such Seller than such Seller could obtain from an unaffiliated third party or (ii) Acquisition Corp., in its sole and absolute discretion, shall agree in writing to assume it;

         (d) except as otherwise provided in Section 4.03(b) hereof, all obligations and liabilities incurred by such Seller on or after January 1, 1998 in the ordinary course of business and consistent with past practice; and

         (e) the liabilities listed in part (e) of Schedule 4.03.

         Section 4.04. Exclusion of Liabilities. Neither Acquisition Corp. nor any of its affiliates (including, without limitation, SFX) shall assume, nor shall any of them be liable for, any liabilities of any Seller other than as expressly provided in Section 4.03 hereof (the "Excluded Liabilities"). Without limiting the generality of the foregoing and notwithstanding anything in
Section 4.03 to the contrary, neither Acquisition Corp. nor any of its affiliates shall assume nor shall any of them be liable for any of the following liabilities or obligations of the Sellers (or any of them):

         (a) any and all Taxes levied by any foreign, federal, state or local taxing authority for periods prior to January 1, 1998;

         (b) any liabilities or obligations for severance or similar payments arising as a result of consummation of the transactions contemplated hereby or any other liabilities or obligations of the Sellers (or any of them) which arise out of or are incurred with respect to this Agreement and the transactions contemplated hereby (including the Sellers' legal and accounting fees);

         (c) any liabilities or obligations which are not directly incident to or arising out of or incurred with respect to the Businesses or the Assets;

         (d) any liability arising under Environmental Laws, the Code, ERISA or any Multiemployer Pension Plan with respect to the conduct of the Businesses or conditions in connection with the Businesses prior to January 1, 1998 (or on or prior to the Closing Date if such liability was not incurred in the ordinary course of business and consistent with past practice or was incurred as a result of a violation of a Governmental Rule);

         (e) any indebtedness for borrowed money, any indebtedness of a Seller with respect to its purchase of any of the Real Property or any other interest bearing obligations;

         (f) any amounts payable to any affiliate of any Seller except for such amounts described in Section 4.03(b) or in part

         (e) of Schedule 4.03;

         (g) any liability or obligation of any Seller or any affiliates of any Seller to the extent related to the Excluded Assets;

         (h) any workers' compensation claims relating to occurrences prior to January 1, 1998, and any damages or liabilities arising out of or in connection with any litigation or other claims pending against any Seller and/or any of its affiliates prior to January 1, 1998 (or on or prior to the Closing Date if such claim, damage or liability did not arise in the ordinary course of business and consistent with past practice or was incurred as a result of a violation of a Governmental Rule);

         (i) any liability arising out of or in connection with a violation of any law relating to occupational safety and health or discrimination on the basis of age, race, creed, color or disability which arose as the result of an act occurring prior to the Closing Date;

         (j) any account payable arising prior to January 1, 1998 except to the extent attributable to services to be provided or goods to be delivered on or after January 1, 1998 (or on or prior to the Closing Date if such liability was not incurred in the ordinary course of business and consistent with past practice or was incurred as a result of a violation of a Governmental Rule); and

         (k) any income Tax on or in any manner attributable to the Asset Acquisition.

         Section 4.05. Transfer of Assets. The Sellers and Acquisition Corp. shall comply with Sections 7.07, 7.09, 8.03 and 8.05 hereof, as applicable, in obtaining all required approvals, consents or waivers in respect of the purchase and sale of the Assets, including, without limitation, the Contracts and the Permits. To the extent that any such required approval, consent or waiver with respect to any Asset is not obtained prior to the Closing, this Agreement shall not constitute a transfer of such Asset, or an attempted transfer of such Asset, and Acquisition Corp. and the Sellers, to the extent commercially reasonable, at or prior to the Closing, shall enter into other arrangements (which shall not, however, obligate any Seller or Acquisition Corp. (or any of its affiliates) to make any payment to effectuate any such arrangement) with respect to any such Asset so that Acquisition Corp. and the Sellers shall be in substantially the same economic position, including as to the assumption of corresponding liabilities and obligations, as if such approval, consent or waiver had been obtained and the transfer thereof effected at the Closing. Notwithstanding the foregoing, nothing contained herein shall limit the conditions set forth in Sections 9.05, 9.09, 10.05 and 10.10 hereof.

         Section 4.06. Conveyance and Transfer; Assumption. The parties hereto agree that the purchase and sale of the Assets shall be effected by bills of sale, endorsements, deeds, assignments and other instruments of transfer, all in such form as may be reasonably requested to vest in Acquisition Corp. ownership of the Assets and to evidence Acquisition Corp.'s assumption of the Assumed Liabilities.

         Section 4.07. Purchase Price. The aggregate purchase price for the Assets shall be $59,300,000, which shall be payable at the Closing by delivery of the Escrow Deposit and the balance by wire transfer of immediately available funds to one or more accounts designated by the Sellers at least two business days before the Closing or by certified or official bank check, shall be allocated among the Assets in accordance with Section 4.08 hereof and shall be subject to adjustment as provided in Section 4.09 hereof (the "Asset Purchase Price").

         Section 4.08. Allocation of Purchase Price. Within 30 days after the Closing, Acquisition Corp. shall provide to the Sellers copies of Internal Revenue Service Form 8594 and any required exhibits thereto with Acquisition Corp.'s proposed allocation of the Asset Purchase Price among the Assets. Such allocation shall be based on the fair market value of each Asset at Closing and otherwise in a manner consistent with Section 1060 of the Code and the regulations thereunder. Within 30 days after the receipt of such Form 8594, the Sellers shall propose to Acquisition Corp. any changes to such Form 8594 or shall indicate its concurrence therewith. The failure by the Sellers to propose any changes within such 30 days shall be deemed to be an indication of the Sellers' concurrence with such form as proposed by Acquisition Corp. Acquisition Corp. and the Sellers shall endeavor in good faith to resolve promptly any differences with respect to the items on Form 8594. Notwithstanding the foregoing, if Acquisition Corp. and the Sellers are unable to resolve such differences, Acquisition Corp. and the Sellers shall, subject to the requirements of any applicable Tax law or election, file all Tax Returns in a manner consistent with such Form 8594, except with respect to any items that are the subject of such differences.

         Section 4.09. Adjustment of Asset Purchase Price. The Sellers acknowledge and agree that the Asset Purchase Price reflects the intent of the parties that the third party interests in the Riverport Amphitheatre Joint Venture be acquired at or before the Closing (although such acquisition is not a condition to Closing). The Asset Purchase Price will be adjusted pursuant to that certain side letter agreement, dated as of even date herewith, by and between the parties hereto, depending on the timing of the acquisition, if any, of such interests and the purchase price, if any, therefor.

                                   ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF THE SELLER ENTITIES

         CIPC, the Sellers and the Principals, jointly and severally, represent and warrant to the Purchaser Entities that:

         Section 5.01.  Organization, Good Standing and Qualification.

         (a) Each of the Sellers (other than Capital and the Trusts), CIPC and each subsidiary of CIPC and each Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified to do business as a foreign corporation and, where available, is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the property owned or leased by it makes such licensing or qualification by it necessary, other than in such jurisdictions where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect on it.

         (b) Capital is duly organized, validly existing and in good standing as a limited partnership under the laws of the State of Missouri and is duly licensed or qualified to do business as a foreign limited partnership and, where available, is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the property owned or leased by it makes such licensing or qualification by it necessary, other than in such jurisdictions where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect on it.

         (c) Each Trust is duly organized and validly existing as a revocable trust under the laws of the State of Missouri.

         (d) Part (d) of Schedule 5.01 sets forth a correct and complete list of all jurisdictions in which each Seller, CIPC and each subsidiary of CIPC and each Seller is organized or incorporated and in which it is licensed or qualified to do business.

         Section 5.02. Authority. Each of the Sellers (other than Capital and the Trusts), CIPC and each subsidiary of CIPC and each Seller has all requisite corporate power and authority, and Capital has the requisite limited partnership power and authority to own and operate its properties and to carry on its business as it is now being conducted. Each Trust has the requisite power and authority to own the stock or other equity interests in the Sellers and CIPC owned by them. Each of the Sellers and CIPC has all requisite corporate power and authority (or, in the case of Capital, the limited partnership power and authority, or, in the case of the Trusts, the Trusts and the Trustees thereof have the requisite power and authority) to execute and deliver this Agreement and each of the other documents, instruments and agreements to be executed pursuant hereto (collectively, the "Documents") to which it is or will be a party, and to perform its obligations hereunder and thereunder. The execution and delivery by each of the Sellers and CIPC of this Agreement and each of the Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action (or, in the case of Capital, all necessary limited partnership action, or, in the case of the Trusts, all necessary trust action). Assuming the due authorization, execution, delivery and performance hereof and of any Documents to be executed by SFX and/or Acquisition Corp., this Agreement constitutes, and each of the Documents to be executed by a Seller, CIPC or a Principal upon execution and delivery thereof by such party, will constitute, a legal, valid and binding obligations of such party, in each case enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting the rights and remedies of creditors and secured parties generally and general principles of equity.

         Section 5.03.  Capitalization.

         (a) CIPC is authorized to issue 30,000 shares of CIPC Stock, of which 10 are outstanding as of the date hereof. There are no other series or classes of capital stock of CIPC authorized or issued and outstanding nor are any shares of CIPC stock held in treasury.

         (b) Except as specified in part (b) of Schedule 5.03, there are no issued or outstanding bonds, debentures, notes or other indebtedness of CIPC or any of its subsidiaries or of any subsidiary of any Seller which has the right to vote (or which is convertible into other securities having the right to vote) on any matters on which stockholders of CIPC may vote ("Voting Debt"). Except as specified in part (b) of Schedule 5.03, there are no outstanding or authorized subscriptions, warrants, options, contracts, rights (preemptive or otherwise), calls, commitments or demands of any character relating to any authorized and issued or unissued shares of capital stock of

CIPC, including, without limitation, the CIPC Stock or outstanding securities, obligations, rights, Voting Debt or other instruments convertible into or exchangeable for such stock, or which obligate CIPC to seek authorization to issue additional shares of any class of stock or Voting Debt, nor will any be created by virtue of this Agreement or the transactions hereby contemplated.

         (c) All of the outstanding shares of CIPC Stock have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by Schankman and Zuckerman and of record by the Trusts, as set forth in part (c) of Schedule 5.03 hereto.

         (d) Except as set forth in part (d) of Schedule 5.03, CIPC does not own any shares of stock or any other securities of any corporation or have any interest in any firm, partnership, association or other entity. All of the outstanding shares of capital stock of each subsidiary of CIPC (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable,
(iii) are owned beneficially and of record by CIPC, free and clear of all Liens and (iv) are not subject to, nor have they been issued in violation of, any preemptive rights. Except as set forth in part (d) of Schedule 5.03, there are no outstanding or authorized subscriptions, warrants, options, contracts, rights (preemptive or otherwise), calls, commitments or demands of any character that, directly or indirectly, (i) call for or relate to the sale, pledge, transfer or other disposition by CIPC or any subsidiary of CIPC of any shares of capital stock, any partnership or other equity interests, or any Voting Debt of CIPC or any subsidiary thereof or (ii) relate to the voting or control of such capital stock, partnership or other equity interests or Voting Debt.

         Section 5.04. Subsidiaries of the Sellers. Except as set forth in
Schedule 5.04, neither CIPC nor any Seller owns, beneficially or of record, or controls, directly or indirectly, any capital stock, securities convertible into or exchangeable for capital stock or any other ownership or participation interest in any corporation, association, partnership, joint venture, limited liability company or other entity.

         Section 5.05. No Default; Non-Contravention. Neither the execution and delivery by any of the Sellers, CIPC or any

Principal of this Agreement and all of the Documents to which each is a party nor the consummation by each of the transactions hereby and thereby contemplated shall (a) constitute any violation or breach of any Seller's or CIPC's Certificate of Incorporation or By-laws (or, in the case of Capital, its Certificate of Limited Partnership or Agreement of Limited Partnership or, in the case of the Trusts, their respective trust agreements), or (b) except as disclosed in Schedule 5.05, (i) constitute a default under or a breach of, or result in acceleration of any obligation under, any provision of any contract, lease, mortgage or other instrument to which any Seller, any Principal or CIPC or any of its subsidiaries is a party or by which any of the Businesses, any of the CIPC Stock or any of the Assets may be affected or secured, directly or indirectly, which default, breach or acceleration has not been waived; (ii) violate any Governmental Rule directly or indirectly affecting any Seller, any Principal, CIPC, any of the Businesses, any of the CIPC Stock or any of the Assets; (iii) result in the creation of any Lien on any of the Assets or any of the CIPC Stock; or (iv) result in the termination of any license, franchise, lease or Permit to which any Seller, any Principal or CIPC is a party or by which it is bound, except in the case of those items specified in this clause
(b) which would not, individually or in the aggregate, limit the ability of any Seller, any Principal or CIPC to consummate the transactions hereby contemplated or have a Material Adverse Effect on such party.

         Section 5.06. Consents and Approvals. Except for the filing of the Certificate of Merger, all filings and the termination of the waiting period under the HSR Act and as set forth on Schedule 5.06, no authorization, approval, order, license, permit, franchise or consent and no registration, declaration, notice or filing by or with any Governmental Body and no consent by or from any third party is required for the execution and delivery by any Seller, any Principal or CIPC of this Agreement or any Document or the consummation by any such party of the transactions contemplated hereby and thereby, including, without limitation, consents from landlords of each lease to which a Seller Entity is a party, where such consent is required.

         Section 5.07.  Personal Property.

         (a) Except as set forth in part (a) of Schedule 5.07 hereto, each Seller has good and marketable title to all of its personal property included in the Assets, tangible and intangible, free and clear of all Liens of every nature, other than Liens for Taxes not yet due and payable or being contested in good faith and for which adequate reserves have been accounted for in accordance with GAAP. Except as set forth in part (a) of Schedule 5.07, the Assets are adequate and suitable for the conduct of the Businesses of the Sellers as presently conducted and comprise the capacity and right to perform the same services in the same manner as presently being performed by the Sellers.

         (b) Except as set forth in part (b) of Schedule 5.07, each of CIPC and its subsidiaries has good and marketable title, free and clear of all Liens to all of its personal properties and assets, tangible or intangible, except for
(i) Liens for taxes not yet due and payable or being contested in good faith and for which adequate reserves have been accounted for in accordance with GAAP, or (ii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent. Except as set forth in part
(b) of Schedule 5.07, the assets of CIPC and its subsidiaries are adequate and suitable for the conduct of their Businesses.

         (c) Except as set forth in part (c) of Schedule 5.07, by acquiring the stock of CIPC and the Assets, Acquisition Corp. and SFX are acquiring all of the assets used by the Seller Entities in the Businesses (other than the Excluded Assets) and no other assets are needed to conduct the Businesses as the same are presently conducted by the Seller Entities.

         Section 5.08.  Real Property.

         (a) Each Seller and each of its subsidiaries has good and marketable title, free and clear of all Liens, to all of the Real Property included in the Assets, except (i) for Liens for Taxes not yet due and payable or being contested in good faith and for which adequate reserves have been accounted for in accordance with GAAP, (ii) for the portion of the Real Property included in the Assets which has been leased and is disclosed as such in part (c) of
Schedule 5.08 or (iii) except as set forth in part (a) of Schedule 5.08. No Lien with respect to the Real Property included in the Assets has had a Material Adverse Effect on any of the Seller Entities or the Businesses through the date of this Agreement.

         (b) CIPC and each of its subsidiaries has good and marketable title, free and clear of all Liens, to all of the Real Property (other than the Real Property included in the Assets), except (i) for Liens for Taxes not yet due and payable or being contested in good faith and for which adequate reserves have been accounted for in accordance with GAAP, (ii) for the portion of the Real Property (other than the Real Property included in the Assets) which has been leased and is disclosed as such in part (c) of Schedule 5.08 or (iii) except as set forth in part (b) of Schedule 5.08. No Lien with respect to the Real Property (other than the Real Property included in the Assets) has had a Material Adverse Effect on any of the Seller Entities or the Businesses through the date of this Agreement.

         (c) Set forth in part (c) of Schedule 5.08 is a list of all of the real property owned, directly or indirectly, in whole or in part, by the Sellers, CIPC and its subsidiaries or leased, licensed or used by the Sellers, CIPC and its subsidiaries in connection with the operation of the Businesses (collectively, the "Real Property").

         (d) Except as set forth in part (d) of Schedule 5.08 or as disclosed in part (c) of Schedule 5.08, neither CIPC, nor any of its subsidiaries nor any Seller is a party to any license, lease, sublease or other arrangement or agreement with respect to any Real Property. Except as set forth in part (d) of
Schedule 5.08, all of the licenses, leases, subleases and other rights to use any of the Real Property set forth in part (d) of Schedule 5.08 are in full force and effect, free of subtenancies and other occupancy rights.

         (e) Part (e) of Schedule 5.08 sets forth a correct and complete list of all Permits currently held by the Sellers, CIPC and its subsidiaries with respect to the Real Property, the absence of which would have a Material Adverse Effect on such party's ability to operate the Real Property as currently operated. Neither CIPC, nor any of its subsidiaries, nor any Seller nor either Principal has received any notice of any violation or revocation of any of such Permits, nor to any such parties' knowledge, has any such revocation been threatened.

         (f) There are no special or other assessments for public improvements or otherwise now affecting the Real Property owned, in whole or in part, directly or indirectly, by any Seller Entity, or to the knowledge of the Seller Entities, the Real Property leased by the Seller Entities, nor do any of the Seller Entities know of (i) any pending or threatened special assessments affecting the Real Property or (ii) any contemplated improvements affecting the Real Property that may result in special assessments affecting the Real Property.

         (g) The Real Property owned, in whole or in part, directly or indirectly by any Seller Entity, or to the knowledge of the Seller Entities, the Real Property leased by the Seller Entities and the current use, occupation and condition thereof do not violate any Permits, Contracts or Permitted Liens or any site plan approvals, zoning or subdivision regulations, urban development plans or, to the knowledge of any Seller Entity, other Governmental Rules applicable to the Real Property.

         (h) Except as set forth in part (h) of Schedule 5.08, all roads bounding the Real Property are public roads and the deeds to be executed to effect the transfer to Acquisition Corp. of the Real Property owned, in whole or in part, directly or indirectly, by any Seller Entity are the only instruments necessary to convey such Real Property to Acquisition Corp.

         (i) Except as set forth in part (i) of Schedule 5.08, no subdivision or other approvals of any Governmental Body are necessary in connection with the conveyance of the Real Property.

         (j) There has been no condemnation or taking of any part of the Real Property owned, in whole or in part, directly or indirectly, by any Seller Entity and no condemnation or taking is pending or, to the knowledge of the Seller Entities, threatened.

         (k) No Seller Entity has received any notices (i) from any Governmental Body alleging any fire, health, safety, building, pollution, environmental, zoning or other violation of Governmental Rule with respect to the Real Property which has not been corrected as of the date hereof, except as set forth in part (k) of Schedule 5.08, or (ii) from any insurance company concerning the discontinuation or potential discontinuation of any insurance coverage on the Real Property or any recommended work, and no Seller Entity has any knowledge of any condition which violates any such Governmental Rules, except as set forth in part (k) of
Schedule 5.08.

         (l) All 1997 real property Taxes due on or with respect to the Real Property (and, if payable by any Seller Entity as a tenant on leased properties, real property Taxes due on or with respect to such leased properties) and all pending Tax certiorari proceedings with respect to the Real Property owned by any Seller Entity, are set forth in part (l) of Schedule 5.08.

         (m) Except as set forth in part (m) of Schedule 5.08, other than the Seller Entities there are no parties in possession of the Real Property and there are no parties with any use or other possessory rights covering all or any portion of the Real Property or the leased properties.

         (n) There are no security deposits under any leases, except as set forth in part (n) of Schedule 5.08.

         (o) To the knowledge of any Seller Entity, no tax lot of any other party encroaches on the Real Property.

         (p) Except as set forth in part (p) of Schedule 5.08, sufficient parking facilities for current use and satisfaction of applicable Governmental Rules exist with respect to the Real Property, such facilities are in adequate condition to be used as such and the Seller Entities possess and are transferring to Acquisition Corp. hereunder, all of their right, title and interest therein, including, without limitation, the leases and Permits with respect thereto.

         (q) Except as set forth in part (q) of Schedule 5.08, to the knowledge of the Seller Entities, (i) there is no building system with respect to the American Theatre, Westport Playhouse, Riverport Amphitheatre or Sandstone Amphitheatre (collectively, the "Theatres") which is not in working order; (ii) there is no physical damage to any Theatre which would prevent the use of any Theatre in the manner in which it has been represented to SFX by the Seller Entities that such Theatre has been used by the Seller Entities with respect to the Businesses; (iii) there are no structural defects relating to any of the Theatres which would prevent the use of any Theatre in the manner in which it has been represented to SFX by the Seller Entities that such Theatre has been used by the Seller Entities with respect to the Businesses;

and (iv) there is no current renovation or restoration or tenant improvements to any Theatre which would prevent the use of any Theatre in the manner in which it has been represented to SFX by the Seller Entities that such Theatre has been used by the Seller Entities with respect to the Businesses.

         Section 5.09. Litigation. Set forth on Schedule 5.09 is a complete and accurate list of all litigations in which the Seller Entities are currently involved, regardless of size, its merits or whether covered by insurance.
Schedule 5.09 also contains an accurate and fair summary of each such litigation which is not covered by insurance, including the description of the claims, the perceived merit thereof, the name of counsel to the Seller Entities, the court in which the action is pending and the amount of any damage claim, and further contains an insurance run listing all claims covered by insurance, the relevant deductible with respect to each such claim and whether the premiums have been paid to date on the applicable policy. Except as specifically noted on Schedule 5.09, (i) there are no legal actions, suits, proceedings, arbitrations, controversies or investigations (whether or not purportedly on behalf of or against any Seller Entity) pending (except for pending proceedings with respect to which process has not been served on any Seller Entity) or, to the knowledge of each Seller Entity, threatened or contemplated, by any Governmental Body or other party against any Seller Entity in any way relating to or affecting the CIPC Stock, the Assets or the Businesses or the transactions contemplated by this Agreement and (ii) none of the Seller Entities is a party to or subject to any judgment, order, writ, injunction or decree in any way relating to or affecting the CIPC Stock, the Assets or the Businesses or the transactions contemplated by this Agreement.

         Section 5.10. Intellectual Property. Schedule 5.10 sets forth a correct and materially complete list and brief identification of the assets of the Sellers, CIPC and its subsidiaries utilized in or relating to the marketing, advertising and commercial exploitation of the products of the Businesses, patents, patent rights, unpatented inventions, trademarks, trade names, service marks, copyrights or applications therefor which are presently or were ever used in any of the Businesses (the "Intellectual Property"). No interest in any Intellectual Property or any manufacturing process or trade secrets used in the Businesses has been assigned, transferred or licensed to any third party. Each Seller, CIPC and each of its subsidiaries owns or possesses licenses or other rights to use all Intellectual Property, manufacturing processes, know-how and trade secrets necessary to conduct its Business as now operated. The use of the Intellectual Property in connection with the Businesses does not, to the knowledge of any Seller Entity, infringe upon the rights of any third party. There are no suits, claims or assessments pending (except for pending proceedings with respect to which process has not been served on any Seller Entity) or, to the knowledge of any Seller Entity, threatened relating to the use of the Intellectual Property in the Businesses. No Seller Entity is aware of any pending or threatened cancellation or revocation of any agreement granting to CIPC, any of its subsidiaries or any Seller rights to any of the Intellectual Property, manufacturing processes or know-how of others used in the Businesses. Except as set forth in Schedule 5.10, no person is entitled to any payment in connection with any Intellectual Property, manufacturing process or trade secret used in the Businesses.

         Section 5.11.  Contracts.

         (a) Except as set forth on Schedule 5.11, Schedule 4.01 or in parts
(c) and (d) of Schedule 5.08 hereto, with respect to the Businesses and the Real Property:

                  (i) there are no contracts, commitments or agreements for the purchase of any equipment, materials or supplies that involve an expenditure by any Seller, CIPC or any of its subsidiaries of more than $25,000 for any one contract other than those which are terminable upon 30 days' notice by such party without penalty;

                  (ii) there are no leases or other rental agreements for real or personal property under which any Seller, CIPC or any of its subsidiaries is either lessor or lessee that require annual payments or provide for any receipts of $25,000 or more other than those which are terminable upon 30 days' notice by such party without penalty;

                  (iii) there are no agreements, contracts or commitments that involve a payment to any Seller, CIPC or any of its subsidiaries of more than $25,000;

                  (iv) there are no written contracts for the employment or compensation of any employee individually in excess of $25,000 in salary and/or bonus per year;

                  (v) there are no management or distributor contracts involving annual payments by any Seller, CIPC or any of its subsidiaries in excess of $25,000;

                  (vi) there are no contracts or agreements for the furnishing of services or products to any Seller, CIPC or any of its subsidiaries involving an annual expenditure in excess of $25,000, other than those which are terminable upon 30 days' notice by such party without penalty (other than talent agreements or venue agreements entered into in the ordinary course of business and consistent with past practice and agreements for the rental of venues entered into in the ordinary course of business and consistent with past and industry practice);

                  (vii) there are no partnership or joint venture contracts or arrangements or any other agreements involving a sharing of profits material to the CIPC Stock, the Assets or the Businesses;

                  (viii) there are no (A) licenses to which any Seller, CIPC or any of its subsidiaries is a party or by which any of them are bound relating to the use of Intellectual Property, except for those identified on Schedule 5.10, (B) licenses granted to others to use any Intellectual Property owned by any Seller, CIPC or any of its subsidiaries, except as identified on Schedule 5.10, and (C) royalty contracts to which any Seller, CIPC or any of its subsidiaries is a party or by which any of them are bound involving annual payments in excess of $100,000;

                  (ix) there are no fire, liability or other insurance policies carried by any Seller, CIPC or any of its subsidiaries with respect to their respective assets or the Businesses, except as set forth on
         Schedule 5.20 hereto;

                  (x) there are no contracts or agreements for the sale of any of the Assets (other than sales in the ordinary course of business) or any of the CIPC Stock (or any assets of CIPC or its subsidiaries, other than in the ordinary course of business) or the grant of any rights to purchase any of the Assets or any of the CIPC Stock (or any assets of CIPC or its subsidiaries, other than in the ordinary course of business), except as contemplated under this Agreement;

                  (xi) there are no contracts or agreements with agents, consultants, advisors, salesmen, sales representatives, distributors, dealers or independent contractors involving the payment of more than $25,000 in any year;

                  (xii) there are no contracts or agreements to which any Seller, CIPC, any of its subsidiaries or any Principal is a party by which any of them is bound restricting the Seller Entities from carrying on the Businesses anywhere in the United States or, to the knowledge of the Seller Entities (without investigation), anywhere else in the world; and

                  (xiii) there are no other orders, leases, commitments, agreements and instruments (including but not limited to mortgages, pledges, deeds of trust, financing statements, indentures and other agreements and instruments relating to indebtedness for borrowed money or guarantees or undertakings to answer for the debts or defaults of another) to which any Seller Entity is a party or by which any of them, their respective properties or the Assets are bound that, in any such case, require payment of more than $100,000, other than those which are terminable upon 30 days' notice by such party without penalty.

         (b) True and complete copies of the contracts, agreements, commitments, leases and other instruments listed on Schedules 4.01, 5.10 and
5.11 (the "Material Contracts") have been delivered or made available to the Purchaser Entities.

         (c) Except as set forth in part (c) of Schedule 5.11, no Seller Entity has received written notice of any event of default by it under any of the Material Contracts which has not been cured and, to its knowledge, no event has occurred which, with the giving of notice or lapse of time or both would constitute an event of default by it thereunder, nor does any Seller Entity have any knowledge of a default under any Material Contract by any other party. The Material Contracts are valid and binding obligations of the applicable Seller Entity and are enforceable by and against each Seller Entity in accordance with their respective terms. Except as set forth on Schedule 5.11, there are no other contracts (other than talent agreements or venue agreements entered into in the ordinary course of business and consistent with past practice and agreements for the rental of venues entered into in the ordinary course of business and consistent with past and industry practice) which were material to any of the Businesses which have lapsed in the last 12 months and which have not been replaced by a comparable contract. Except as set forth in part (c) of Schedule 5.11, the Seller Entities have performed all obligations required to be performed by them, have paid all amounts required to be paid by them and are not in default in any material respect, under any Material Contract and, to the knowledge of the Seller Entities, no other party to any Material Contract is in default in any material respect thereunder.

         Section 5.12. Financial Statements. True and complete copies of the audited consolidated balance sheets of the Businesses as of December 31, 1996 and September 30, 1997, and the related audited statements of operations, cash flows and stockholders' equity for each of the years and the nine-month period then ended, respectively, all of which have been certified by Ernst & Young LLP, independent certified public accountants (together with the notes and schedules relating thereto, the "Financial Statements") have heretofore been delivered to SFX. The Financial Statements have been, and any other financial statements (whether audited or unaudited) required to be delivered pursuant to the terms hereof are or will be, prepared from the books and records of the Seller Entities in accordance with GAAP and fairly present the financial condition of the Businesses at such dates and the results of their operations as of the dates or throughout the periods indicated.

         Section 5.13. Absence of Liabilities. Except as set forth in the audited balance sheet of the Businesses as of September 30, 1997 or disclosed on Schedule 5.13, the Businesses did not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency or obligation, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise (collectively, the "Liabilities") relating to the Businesses. Except as otherwise set forth in
Schedule 5.13, there are no other Liabilities with respect to the Businesses relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or after September 30, 1997, other than those Liabilities arising in the ordinary course of business consistent with past practice and the terms and conditions of this Agreement and of the same character, type and magnitude as incurred in the past and, since September 30, 1997, except as set forth on Schedule 2.02, no Seller Entity has assumed, incurred or guaranteed any indebtedness for borrowed money or any other interest bearing obligation or agreed to or entered into an agreement to do the same. Section 5.14. Absence of Certain Changes. Since September 30, 1997, except as set forth on Schedule 5.14, no Seller Entity has:

         (a) failed to maintain its status as a corporation, limited partnership or trust subsisting under the laws of its jurisdiction of incorporation or organization, if applicable;

         (b) directly or indirectly, declared or paid any dividend or any similar distribution of cash or properties to its stockholders or partners nor has it made any payments or transferred any of its assets to any of its affiliates other than in the ordinary course of business and consistent with past practice;

         (c) made any capital expenditures or commitments for capital expenditures, including any capitalized lease obligations (for purchase of equipment or otherwise), in excess of $50,000 or entered into or committed to enter into any operating lease in connection with the Assets or the Businesses for any property or equipment calling for net increased rentals in excess of five percent annually per lease (over present rentals), or acquired any assets or properties in connection with the Assets or the Businesses or contracted to do so except in the ordinary course of business;

         (d) made any advance or investment either by purchase of stock or other securities or by contributions to capital of any individual, firm, corporation or other entity;

         (e) incurred any obligation or Liability relating to any of the Businesses, other than those Liabilities arising in the ordinary course of business consistent with past practice and the terms and conditions of this Agreement and of the same character, type and magnitude as incurred in the past, or accelerated the payment of any Liability;

         (f) purchased, sold, assigned or transferred or entered into any contract or agreement for the purchase, sale, assignment or transfer of any of the assets relating to the Businesses which are valued in excess of $50,000, or cancelled any debts or claims, other than in the ordinary course of business;

         (g) subjected to a Lien, (i) any assets relating to the Businesses, tangible or intangible, other than Permitted Liens or (ii) the CIPC Stock or the stock of any subsidiary or the ownership interest in any other affiliated entity;

         (h) waived any rights of substantial value relating to any of its assets (other than the Excluded Assets and assets of the Principals not being acquired hereunder) or the Businesses, whether or not in the ordinary course of business;

         (i) made or suffered, or agreed to make or suffer, any new material contract or agreement relating to the Assets, the CIPC Stock or the Businesses or any amendment, modification or termination of any existing material contract, lease or other agreement relating to the Businesses, whether or not in the ordinary course of business;

         (j) except as set forth in part (j) of Schedule 5.14, made or entered into any bonus payment (except for bonus payments to employees in an amount not exceeding 5% of such employees' respective salaries for the year immediately preceding the payment of such payment, such bonuses not to exceed $50,000 in the aggregate) or arrangement with any of its employees, officers or agents or granted any increase in the compensation or fringe benefits (whether or not provided under or pursuant to a Plan) of any employee or officer, except for ordinary and regular course changes due to changes in responsibilities of any such officer or employee or taken any action that results in a material increase in the cost of any Plan;

         (k) changed any of its business policies, including, without limitation, advertising, marketing policy, payment, collection, budget or other material policies, or terminated any of its operations;

         (l) altered or revised the accounting principles, procedures, methods or practices relating to the Businesses or any of the assets or liabilities with respect thereto, including, without limitation, the creation or modification of any reserves other than as required by GAAP;

         (m) disposed of or permitted to lapse any Intellectual Property which comprises a part of its assets or which is used by or in the Businesses;

         (n) entered into any agreements or arrangements or engaged in any transactions with or made any cash payments to any of the Seller Entities or their affiliates, except for such agreements, arrangements or transactions entered into on an arm's length basis in the ordinary course of business and consistent with past practice;

         (o) created, suffered or incurred any damage, destruction or loss (whether or not covered by insurance) or any other event or condition of any character which would have a Material Adverse Effect on CIPC, any of its subsidiaries, the Assets or any of the Businesses;

         (p) failed to maintain in full force and effect each Plan (whether or not listed in Schedule 5.18) in which any employees of CIPC, any of its subsidiaries or any of the Sellers participate and timely make all required contributions thereto and administer each such Plan in accordance with its terms and all applicable laws;

         (q) authorized for issuance, issued, or sold any shares of its capital stock or other securities or ownership interests, acquired directly or indirectly, by redemption or otherwise, any such capital stock or other securities or ownership interests, reclassified or split-up any such capital stock, or granted or entered into any options, warrants, calls, or commitments of any kind with respect thereto;

         (r) made any Tax election or entered into any agreement or settlement with any Tax Authority that affects or could affect the basis for Tax purposes of the Assets or the timing for Tax purposes of income or deduction;

         (s) effected or caused to occur any "plant closing" or "mass layoff" as those terms are defined in WARN or taken any action which caused or is reasonably likely to cause any liability under any other Governmental Rule affecting any site of employment, facility, operating unit or employee of any Business; or

         (t) agreed, whether in writing or otherwise, to take any action described in this Section 5.14.

         Section 5.15.  Taxes.  Except as set forth on Schedule 5.15:

         (a) Each of the Seller Entities has filed, within the time and manner prescribed by law, all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of the Seller Entities (whether or not shown on any Tax Return) have been paid or contested in good faith. None of the Seller Entities currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by any Tax Authority in a jurisdiction where any of the Seller Entities does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of any of the Seller Entities that arose in connection with any failure (or alleged failure) to pay any Tax. All written assessments of Taxes due and payable by, on behalf of or with respect to each of the Sellers, CIPC or any of its subsidiaries have been paid by such party, or are being contested in good faith by appropriate proceedings and have been reserved against in accordance with GAAP.

         (b) Each of the Seller Entities has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

         (c) No Seller Entity or director or officer (or employee responsible for Tax matters) of any of the Seller Entities has any reason to believe that any Tax Authority will assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of the Seller Entities either (i) claimed or raised by any Tax Authority in writing or (ii) as to which any of the Principals and the directors and officers (and employees responsible for Tax matters) of the Seller Entities has knowledge based upon personal contact with any agent of any Tax Authority. Part (c) of Schedule 5.15 lists income Tax Returns filed with respect to any of the Seller Entities for taxable periods ended on or after December 31, 1991, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller Entities have delivered to SFX correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Seller Entities since December 31, 1993.

         (d) None of the Seller Entities has waived or extended any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (e) None of the Seller Entities has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Seller Entities has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. None of the Seller Entities has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of the Seller Entities has disclosed on its federal Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. None of the Seller Entities is a party to any Tax allocation or sharing agreement. None of the Seller Entities (i) has ever been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group that consisted of only the members of the Seller Entities) or (ii) has any Liability for the Taxes of any Person (other than any of the Seller Entities) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract, or otherwise.

         (f) Part (f) of Schedule 5.15 sets forth the following information with respect to each of the Seller Entities (or, in the case of clause (ii) below, with respect to each subsidiary of a Seller Entity) as of the most recent practicable date: (i) the basis of each of the Seller Entities in its assets; (ii) the basis of any of the Seller Entities in any of their subsidiaries in its stock (or the amount of any excess loss account); (iii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to any of the Seller Entities; and (iv) the amount of any deferred gain or loss allocable to the Seller Entities arising out of any deferred intercompany transaction.

         (g) The unpaid Taxes of the Seller Entities (excluding the Principals)
(i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller Entities (excluding the Principals) in filing their Tax Returns.

         Section 5.16. Compliance with Laws. Schedule 5.16 sets forth a correct and complete list of all Permits of any Governmental Body presently held by the Seller Entities in connection with the Businesses. To the knowledge of the Seller Entities, the Permits listed in Schedule 5.16 constitute all Permits which are required in order to allow the Seller Entities to continue to carry on the Businesses and use their assets and properties with respect thereto as now conducted. Except as set forth on Schedule 5.16, each Seller Entity, to the extent applicable, is in compliance in all material respects with such Permits and all applicable Governmental Rules required to be complied with in order to allow it to continue to carry on its Businesses and use the Assets as now being conducted and used by it. No Seller Entity has received any written notification of, or is aware of, any asserted failure to comply with any such Permits or Governmental Rules.

         Section 5.17.  Employee Matters.

         (a) Set forth in part (a) of Schedule 5.17 is a true and complete list of the name and position of each current employee of the Businesses who earned more than $50,000 in salary, bonus and overtime in the year ended December 31, 1996 or who is expected to earn at least such amount in the year ending December 31, 1997.

         (b) Except as set forth in part (b) of Schedule 5.17, the Sellers, CIPC and its subsidiaries are each in material compliance with all applicable Governmental Rules respecting employment and employment practices, terms and conditions of employment, wages and hours and non-discrimination in employment and is not engaged in any unfair labor practice. Except as set forth in part (b) of Schedule 5.17, there are no pending (except for pending proceedings with respect to which process has not been served on any Seller Entity) or threatened disputes, grievances, charges, complaints, petitions or proceedings involving the employees of any of the Businesses or any collective bargaining representatives, and none of the Businesses has suffered, nor is there pending or threatened, any strike, lockouts or general work stoppages which have caused or would cause a cessation of operations of such Business or any facility of such Business, nor is any such strike, lockout or work stoppage pending or threatened. None of the Businesses has been the subject of any orders to show cause, notices of debarment or administrative proceedings relating to its employment practices.

         (c) Except as set forth in part (c) of Schedule 5.17, none of the employees of the Businesses, CIPC or its subsidiaries is covered by a collective bargaining agreement.

         Section 5.18.  Employees and Related Agreements; ERISA.

         (a) Except as set forth in part (a) of Schedule 5.18, no Seller Entity nor any ERISA Affiliate maintains or contributes to, or has any obligation to contribute to or, during the last six years, has maintained, contributed to or been obligated to contribute to, and no Seller Entity nor any ERISA Affiliate has any liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar agreement) with respect to, any Plan. Except as set forth in part (a) of Schedule 5.18, no severance pay policy or procedure is maintained by any Seller Entity which does or could apply to employees of any of the Businesses in any form, whether written or unwritten, and whether or not disclosed to one or more employees. All Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code and the Plan documents.

         (b) No Seller Entity nor any ERISA Affiliate maintains, contributes to or is obligated to contribute to, or, during the last six years, has maintained, contributed to or been obligated to contribute to, any Single Employer Defined Benefit Plan and no Seller Entity nor any ERISA Affiliate maintains, contributes to or is obligated to contribute to or, during the last six years, has maintained, contributed to or been obligated to contribute to, any Multiemployer Plan or any Multiple Employer Plan or multiple employer welfare arrangement as defined in Section 3(40) of ERISA, except as set forth in part (b) of Schedule 5.18.

         (c) [Except as set forth in part (c) of Schedule 5.18, to the knowledge of the Seller Entities, no event has occurred in connection with which any Seller Entity or any Plan identified in Schedule 5.18 or any "plan administrator" (as defined in Section 3(16) of ERISA) thereof, directly or indirectly, is or could be subject to liability, other than for routine claims for benefits, contingent or otherwise, or any lien, whether or not perfected, under the terms of any Plan or under ERISA, the Code or any other law, regulation or governmental order applicable to any Plan at any time maintained or contributed to by any Seller Entity or any ERISA Affiliate, including, without limitation, Sections 302(f), 404, 406, 409, 502(c)(1), 502(c)(3),
502(g), 502(i), 502(1), 601, 602, 603, 604, 605, 606, 607, 608, 4062, 4063,
4064, 4068, 4069, 4071 or 4201 of ERISA, or Sections 412(n), 4971, 4975, 4976,
4980B or 5000 of the Code, or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which such Seller Entity has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order. Except as set forth in part (c) of Schedule 5.18, no Plan listed in Schedule 5.18 is subject to Section 302 of ERISA or Section 412 of the Code.

         (d) Except as set forth in part (d) of Schedule 5.18, all payments and contributions due from the Seller Entities under each Plan identified in
Schedule 5.18 have been made and all amounts properly accrued to date as liabilities of the Seller Entities which have not been paid have been or will, prior to the Closing Date, have been properly recorded on the books of the Seller Entities and, to the extent not theretofore paid, will be reflected as a liability on Schedule 5.18 hereto.

         (e) No Welfare Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of any of the Businesses beyond his or her retirement or other termination of service other than (i) coverage mandated by applicable law or (ii) disability benefits that have been fully provided for by insurance or otherwise.

         (f) Except as set forth in part (f) of Schedule 5.18, the transactions contemplated by this Agreement will not result in any payment or series of payments by Acquisition Corp. or any Seller Entity to any person of a parachute payment within the meaning of Section 280G of the Code.

         (g) Except as set forth in part (g) of Schedule 5.18, the consummation of the transactions contemplated by this Agreement will not (i) entitle any employee or former employee of any of the Businesses to severance pay, unemployment compensation or any other payment except as expressly provided in this Agreement or (ii) result in any prohibited transaction described in
Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

         (h) There has been delivered or made available to the Purchaser Entities with respect to each Plan (other than a Multiemployer Plan) identified in Schedule 5.18:

                  (i) A copy of the annual report (with accompanying schedules and exhibits), if required under ERISA, which has been filed with respect to such Plan for the two most recently completed plan years. The information contained in such report (including such schedules and exhibits) is true and complete and there has been no material adverse change in the condition of such Plan, financial or otherwise, since the date thereof;

                  (ii) A copy of the actuarial report, if any, with respect to each such Plan for the last two years. The information contained therein, and the information furnished by the administrator of such Plan or by any Seller Entity or any ERISA Affiliate in connection with the preparation thereof, is true and complete and there has been no material adverse change therein since the date thereof;

                  (iii) A copy of the most recent summary plan description, together with each Summary of Material Modifications with respect thereto, required under ERISA with respect to such Plan, all material employee communications relating to such Plan, distributed within the last 12 months and a true and complete copy of such Plan together with any current filings with the Internal Revenue Service;

                  (iv) If such Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding vehicle and the latest financial statements thereof; and

                  (v) The most recent determination letter received from the Internal Revenue Service with respect to each Plan that is intended to qualify under Section 401 of the Code.

         (i) Neither any Seller Entity nor any ERISA Affiliate has made any agreement, understanding or promise, whether written or oral, to create, establish, sponsor, maintain or contribute, directly or indirectly, to or under any additional Plan for the benefit of current or former employees of the Businesses nor, except as set forth in Schedule 5.18, to amend or modify any existing Plan identified in Schedule 5.18 in any manner not reflected in the plan documents of such Plan delivered or made available to the Purchaser Entities on or before the date hereof.

         (j) Except as set forth in part (j) of Schedule 5.18, each Plan to which any Seller Entity or any ERISA Affiliate contributes or has any obligation to contribute which is intended to be qualified under Section 401 of the Code, has received a favorable determination letter from the Internal Revenue Service with respect to such qualification and with respect to the exemption from tax of the trusts created thereunder under Section 501(a) of the Code, and nothing has occurred that has affected or, to any Seller Entities' knowledge, is likely adversely to affect such qualification or exemption since the date of such letter with respect to each Plan.

         (k) Except as set forth in part (k) to Schedule 5.18, all reports and other information required under ERISA or any other applicable law or regulation to be filed in respect of any Plan by the administrator thereof or by any Seller Entity or any ERISA

Affiliate on or prior to the date hereof with the relevant governmental authority and/or distributed or made available to any Plan participant and beneficiary (including "alternate payees", as such term is defined in Section 206(d)(3)(K) of ERISA), as the case may be, have been filed, distributed or made available in accordance with ERISA or such other applicable law or regulation, as the case may be, except where such failure to so file, distribute or make available such reports or other information, individually or in the aggregate, would not have a Material Adverse Effect on any Seller Entity, and all such reports and other information are true and complete in all material respects as of the date given.

         (l) No Seller Entity has entered into any agreement, written or otherwise, relating to any Plan providing medical benefits obligating such Seller Entity or its successor in interest to make any supplemental or retrospective premium payments for the current or any prior contract period in the event of adverse experience, termination of the minimum premium arrangement or termination of an insurance contract relating to such Plan.

         (m) Except as disclosed in part (m) of Schedule 5.18, there are no claims, lawsuits, arbitrations or other actions pending (except for pending proceedings with respect to which process has not been served on any Seller Entity) or, to the knowledge of any Seller Entity, threatened against any Seller Entity or any ERISA Affiliate or any administrator, trustee or other fiduciary of any Plan listed in Schedule 5.18 with respect to any Plan listed in Schedule 5.18. No prohibited transaction has occurred under any Plan.

         (n) No Plan (other than a Multiemployer Plan) listed in Schedule 5.18 is under audit or to the knowledge of the Seller Entities, under investigation by the Internal Revenue Service or the U.S. Department of Labor or any other governmental body, and no completed audit or investigation of any such Plan, if any, has resulted in the imposition of any tax or penalty. To the knowledge of the Seller Entities, no Multiemployer Plan listed in Schedule 5.18 is under audit or under investigation by the Internal Revenue Service or the U.S. Department of Labor or any other governmental body, and no completed audit or investigation of any such Plan, if any, has resulted in the imposition of any tax or penalty.

         Section 5.19. Environmental Compliance. Except as set forth in Schedule 5.19:

         (a) (i) Hazardous Substances have not been generated, used, treated, handled, stored, released or disposed of, on, at, from, under or about any property or facility now or previously owned, operated or occupied by any Seller Entity or any of its affiliates and used in connection with such Seller Entity's or its affiliate's business (or any of their predecessors) (the "Premises"), or transported, by any Seller Entity, or, to the knowledge of the Seller Entities, by any other party, to or from such Premises, (ii) the activities, operations and business carried out at or on the Premises by the Seller Entities, their affiliates and, to the knowledge of the Seller Entities, their predecessors, including, but not limited to, the businesses conducted at the Premises or any past or ongoing alterations or improvements at the Premises is, and has been at all times in compliance with all Environmental Laws, and with all agreements with governmental agencies, court orders, and administrative orders regarding Environmental Laws and Environmental Conditions at or relating to the Premises, and (iii) no further action is required to remedy any Environmental Condition or the violation of any Environmental Law.

         (b) There are no pending (except for pending proceedings with respect to which process has not been served on any Seller Entity), and no Seller Entity is aware of any threatened, litigations or proceedings before any Governmental Body in which any person or entity alleges the violation of any Environmental Law, or any Environmental Condition at, from or caused by operations now or previously conducted at the Premises or by the Businesses, and no Seller Entity has (i) received any notice of and has no actual or constructive knowledge that any third party, Governmental Body or any employee or agent thereof, has determined or has alleged, threatens to determine or requires an investigation to determine that there exists any Environmental Condition or any violation of any Environmental Law or the presence, release, threat of release, or placement on, at, under or about the Premises, or the use, handling, manufacturing, generation, production, storage, treatment, processing, transportation or disposal of any Hazardous Substances on, at, under, from or about the Premises; (ii) received any notice under the citizen suit provision of any Environmental Law in connection therewith; or (iii) received any request for inspection or request for information, notice, demand, administrative inquiry or any formal or informal complaint or claim with respect to or in connection with any Environmental Condition or any Environmental Law, including, without limitation, any Environmental Law referring or relating to Hazardous Substances relating to the Premises or any facilities, operations or activities conducted thereon or any business conducted by any Seller Entity or any of its affiliates or any of their predecessors.

         (c) No Lien has been imposed or asserted on any assets of any Seller Entity by any Governmental Body or other person in connection with any Environmental Law or Environmental Condition.

         (d) Each Seller, CIPC and its subsidiaries (i) has all Permits required pursuant to any Environmental Laws necessary for its activities and operations of its Business and for any past or ongoing alterations or improvements at any Premises, (ii) is not in violation of any such Permits and has applied for renewals where necessary and (iii) such Permits are assignable to Acquisition Corp.

         (e) No storage tanks have been installed or otherwise placed by any Seller Entity on, at, under or about any Premises or on any adjoining property. To the knowledge of the Seller Entities, no storage tanks presently exist on, at, under or about any Premises, or previously existed on, at, under or about any Premises or on any adjoining property.

         (f) The Seller Entities have heretofore delivered or made available to the Purchaser Entities copies of all documents, records, and information in the possession or control or, to knowledge of the Seller Entities (without any duty to make inquiries of third parties or undertake environmental studies), available to the Seller Entities concerning Environmental Conditions relevant to its business, the Premises, any predecessors and/or any facilities or operations of its business, whether generated by a Seller Entity or others, including, without limitation, environmental audits, environmental risk assessments, or site assessments of the Premises and/or any adjacent property or other property in the vicinity of any Premises owned or operated by any Seller Entity or others, documentation regarding offsite disposal of Hazardous Substances, reports and correspondence (the "Environmental Documents").

         (g) To the knowledge of each of the Seller Entities, the Businesses have been operated in compliance with all Governmental Rules regarding so-called noise pollution. Each of the Sellers, CIPC and its subsidiaries has all Permits required pursuant to any applicable Governmental Rules necessary for its activities and operations of its Business, is not in violation of any such Permits and has applied for renewals where necessary and such Permits are assignable to Acquisition Corp. There are no pending (except for pending proceedings with respect to which process has not been served on any Seller Entity), and no Seller Entity is aware of any threatened, litigations or proceedings before any Governmental Body in which any person or entity alleges the violation of any Governmental Rule regarding noise or seeks, directly or indirectly, to revoke or limit the relevant Permits or the activities of the Businesses with respect to such matter.

         Section 5.20. Insurance. Each Seller, CIPC and each of CIPC's subsidiaries reasonably believes that it has adequate insurance coverage for the Assets and operations of its Business. Set forth on Schedule 5.20 is a complete and correct list of all policies of insurance carried by each Seller, CIPC and each of its subsidiaries or pursuant to which such party is named beneficiary or pursuant to which the Assets or the Businesses are insured for the past five years and a brief description of each such policy, including, without limitation, the identification of the insured, the amount and purpose of the insurance and the amount of the deductible. True and complete copies of all such policies have been delivered or made available to the Purchaser Entities. All of such policies are in full force and effect; all premiums due and payable in respect of such policies have been paid in full; and there exists no default or other circumstance which, to the knowledge of any Seller Entity, would create the substantial likelihood of the cancellation or non-renewal of any such policy. The Seller Entities have notified such insurers of any claim known to them which they believe is covered by any such insurance policy and has delivered or made available to the Purchaser Entities a copy of any such claim.

         Section 5.21. Accounts Receivable. All accounts receivable of the Businesses arose from bona fide transactions in the ordinary course of business, represent credit extended in a manner consistent with the historic trade and credit practices of the Businesses and are reserved against in accordance with GAAP.

         Section 5.22. Transactions with Affiliates. Except as set forth in
Schedule 5.22, neither CIPC, nor any of its subsidiaries nor any Seller is, and for the past year has not been, a party to, bound by, benefited from, or obligated under, any agreements, understandings, indebtedness, obligation or any other transaction with any Seller Entity, its subsidiaries or affiliates, except for such agreements, understandings, indebtedness, obligation or transaction entered into or incurred on an arm's length basis in the ordinary course of business and consistent with past practice.

         Section 5.23. Finder's Fees. No Seller Entity has incurred any liability for finder's or brokerage fees or agent's commissions in connection with this Agreement or the transactions hereby contemplated.

         Section 5.24. Absence of Certain Business Practices. Except where such practices would not be in contravention of applicable laws, regulations and agreements, (a) all tickets sold in connection with the operation of the Businesses are sold solely through recognized ticket outlets or the Businesses themselves, and not through ticket brokers or scalpers, and (b) no Seller Entity authorizes, or, after due inquiry upon the appropriate key employees of the Businesses, is aware of, the withholding of any tickets from public on-sale availability for the purpose of making such tickets available to ticket brokers or scalpers.

         Section 5.25. Certain Payments. Except as set forth on Schedule 5.25, neither any Seller, nor CIPC nor any of its subsidiaries, nor any of the Principals, nor, to the knowledge of any Seller Entity, any director, officer, agent, partner or employee thereof or any other person associated with or acting for or on behalf of such Seller Entity (other than any of the Principals) has directly or indirectly (a) made or agreed to make any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment (whether in cash or otherwise) to any person, private or public, regardless of form, whether in money, property, or services, in violation of any applicable law, rule or regulation (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured,
(iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Seller Entity or (iv) to pay for any lobbying or similar services or

(b) established or maintained any fund or asset that has not been recorded in the books and records of such Seller Entity.

         Section 5.26.  [RESERVED].

         Section 5.27. Disclosure. No representations or warranties made by the Seller Entities in this Agreement and no statement contained in any Document (including, without limitation, the Schedules hereto), certificate, or other writing to be executed and delivered by any of the Seller Entities pursuant to the provisions hereof or the transactions contemplated hereby, contains or will contain any untrue statement of material fact, or omits to state any material fact necessary in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

         Section 5.28.  Affiliated Party Transactions.  Except as set forth on
Schedule 5.28, neither the Principals nor any director or officer of the Sellers or CIPC, nor any of their respective affiliates (i) has any ownership interest, directly or indirectly, in any competitor, supplier or customer of any of the Sellers or CIPC or any of their subsidiaries; (ii) has any outstanding loan or other extension of credit to or from any of the Sellers or CIPC or any of their subsidiaries; (iii) is a party to, or has any interest in, any contract or agreement with any of the Sellers or CIPC or any of their subsidiaries; or (iv) has engaged in any transaction with any of the Sellers or CIPC or any of their subsidiaries during the periods covered by the Financial Statements, other than on an arm's length basis in the ordinary course of business and consistent with past practice.

         Section 5.29.  Accredited Investors.

         (a) Each Principal acquiring shares of the Preferred Stock, or, if the Spin-off occurs, acquiring shares of the Class A Stock, is acquiring such stock for its own account, for investment only and not as nominee or agent and not with a view to, or for sale in connection with, a distribution of the Preferred Stock or the Class A Stock, as the case may be, and with no present intention of selling, transferring, granting a participation in or otherwise distributing, the Preferred Stock or the Class A Stock, all within the meaning of the Securities Act and any applicable state, securities or blue-sky laws, except (i) pursuant to an effective registration statement under the

Securities Act or (ii) in compliance with Rule 144 under the Securities Act.

         (b) None of the Principals is a party or subject to or bound by any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge the Preferred Stock or the Class A Stock to any person, and has no present intention to enter into such a contract, undertaking, agreement or arrangement.

         (c) Each of the Principals is an "accredited investor" as defined in Regulation D under the Securities Act.

         (d) Respecting SFX, its business, plans and financial condition, and any other matters relating to the shares of Preferred Stock or Class A Stock: the Principals have received all materials which have been requested by the Principals; have had a reasonable opportunity to ask questions of SFX and its representatives; and SFX has answered all inquiries that the Principals or the Principals' representatives have put to it. The Principals have had access to all additional information necessary to verify the accuracy of the information set forth in this Agreement and any other materials furnished herewith, and have taken all the steps necessary to evaluate the merits and risks of ownership of the Preferred Stock and/or Class A Stock.

         (e) Each Principal or its representatives has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect the interests of such Principal in connection with this transaction, and each Principal's investment in the Preferred Stock and/or the Class A Stock hereunder is not material when compared to such Principal's total financial capacity.

         (f) Each Principal understands the various risks of an investment in the Preferred Stock and/or the Class A Stock as proposed herein and can afford to bear such risks, including, but not limited to, the risks of losing the entire investment.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF SFX

         SFX represents and warrants to the Seller Entities that:

         Section 6.01. Organization, Good Standing and Qualification. SFX is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the property owned or leased by it makes such licensing or qualification by it necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, have a Material Adverse Effect on SFX and its subsidiaries, taken as a whole.

         Section 6.02. Authority. SFX has all requisite corporate power and authority to own and operate its properties and to carry on its business as it is now being conducted and to execute and deliver this Agreement and each of the Documents to which it is or will be a party, and to perform its obligations hereunder and thereunder. The execution and delivery by SFX of this Agreement and each of the Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of SFX. This Agreement constitutes, and each of the Documents upon execution and delivery thereof will constitute, the legal, valid and binding obligations of SFX, in each case enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting the rights and remedies of creditors and secured parties generally and general principles of equity.

         Section 6.03. No Default; Non-Contravention. SFX is not in violation of any term of its Certificate of Incorporation or its By-laws. Neither the execution and delivery of this Agreement and all of the Documents nor the consummation of the transactions hereby and thereby contemplated shall (a) constitute any violation or breach of the Certificate of Incorporation or By-laws of SFX, (b) except as listed in Schedule 6.03 hereto, (i) constitute a default under or a breach of, or result in acceleration of any obligation under, any provision of any contract, lease, mortgage or other instrument to which it is a party or by which any of its assets may be affected or secured, which default, breach or acceleration has not been waived; (ii) violate any Governmental Rule affecting SFX or any of its assets; (iii) result in the creation of any Lien on any of the assets or properties of SFX; or (iv) result in the termination of any license, franchise, lease or permit to which SFX is a party or by which it is bound, except in the case of those items specified in clause (b) above which would not, individually or in the aggregate, limit the ability of SFX to consummate the transactions hereby contemplated or have a Material Adverse Effect on SFX and its subsidiaries taken as a whole.

         Section 6.04. Consents and Approvals. Except for the filing of the Certificate of Merger and the filing and the termination of the waiting period under the HSR Act, and except as set forth on Schedule 6.04, no authorization, approval, order, license, permit, franchise or consent, and no registration, declaration, notice or filing by or with any Governmental Body and no consent by or from any third party is required in connection with the execution and delivery by SFX of this Agreement and the other Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby, except such consents as shall have been obtained on or prior to the Closing Date.

         Section 6.05. Capitalization. (a) All of the issued and outstanding shares of SFX Class A Stock, SFX Class B Stock and SFX Preferred Stock, when issued, will be duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

         (b) SFX owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of its significant subsidiaries, free and clear of all Liens, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no significant subsidiary of SFX has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect subsidiary of SFX calling for the purchase or issuance of any shares of capital stock or any other equity security of such significant subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such significant subsidiary.

         (c) The shares of Class A Stock or Preferred Stock to be issued to the Principals in accordance with Section 3.04 hereof, when so issued, will be validly issued, fully paid and nonassessable, free of preemptive rights and with no personal liability attaching to the ownership thereof.

         (d) The Purchaser Entities have no reason to believe that the materials provided to the Seller Entities entitled "Presentation to SFX Broadcasting, Inc. regarding SFX Entertainment, Inc.," dated November 14, 1997, which materials were prepared by Goldman, Sachs & Co., are not true and correct in all material respects.

         Section 6.06. Litigation. Except as set forth on Schedule 6.06, (i) there are no legal actions, suits, proceedings, arbitrations, controversies or investigations (whether or not purportedly on behalf of or against any Purchaser Entity) pending or, to the knowledge of SFX, threatened or contemplated, by any Governmental Body or other party against any Purchaser Entity in any way relating to or affecting the transactions contemplated by this Agreement and (ii) none of the Purchaser Entities is a party to or subject to any judgment, order, writ, injunction or decree in any way relating to or affecting the transactions contemplated by this Agreement.

         Section 6.07. Compliance with Laws. Except as set forth on Schedule 6.07, each Purchaser Entity is in compliance in all material respects with all applicable Governmental Rules required to be complied with in order to allow it to continue to carry on its businesses and use its assets as now being conducted and used by it and to consummate transactions hereby contemplated. No Purchaser Entity has received any written notification of, or is aware of, any asserted failure to comply with any such Governmental Rules.

         Section 6.08. Reports; Examinations. Except where the failure of any of the following to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect on SFX: (i) each of SFX and its affiliates has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 1991 with any Governmental Authority and has paid all fees and assessments due and payable in connection therewith; (ii) except for normal examinations conducted by a Governmental Authority in the regular course of the business of SFX and its subsidiaries, no Governmental Authority has initiated any proceeding or, to the knowledge of SFX, investigation into the business or operations of SFX or any of its affiliates since December 31, 1991; and (iii) there is no unresolved material violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations of SFX or any of its affiliates.

         Section 6.09. Financial Statements. SFX has previously delivered to the Seller Entities copies of (a) the consolidated balance sheets of the Parent and its subsidiaries as of December 31, 1995 and 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1994 through 1996, inclusive, as reported in the Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission under the Exchange Act, in each case accompanied by the audit report of Ernst & Young LLP, independent public accountants with respect to the Parent, and (b) the unaudited consolidated balance sheets of the Parent and its subsidiaries as of September 30, 1996 and September 30, 1997 and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the nine-month periods then ended as reported in the Parent's Quarterly Report on Form 10-Q for the period ended September 30, 1997, filed with the Commission under the Exchange Act. The December 31, 1996 consolidated balance sheet of the Parent (including the related notes, where applicable) fairly presents the consolidated financial position of the Parent and its subsidiaries as of the date thereof, and the other financial statements referred to in this Section 6.09 (including the related notes, where applicable) fairly present the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of the Parent and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP, except in the case of unaudited statements, as permitted by Form 10-Q. The books and records of the Parent and its subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

         Section 6.10. No Material Adverse Change. As of the date hereof, except as disclosed on Schedule 6.10 or as otherwise permitted hereunder, since September 30, 1997, there has not been (a) any material adverse change in the business, assets, prospects, financial condition or results of operations of the Parent or its subsidiaries, (b) any damage, destruction or loss, whether or not covered by insurance, which has materially adversely affected the business or assets of the Parent or its subsidiaries or (c) any event or condition of any character whatsoever, the occurrence of which affects or threatens to affect, the business, assets, prospects, financial condition or results of operations of the Parent or its subsidiaries.

         Section 6.11. Acquisition Corp. On the Closing Date, (i) Acquisition Corp. will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) will be duly licensed or qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the property owned or leased by it makes such licensing or qualification by it necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, have a Material Adverse Effect on Acquisition Corp.; (iii) Acquisition Corp. will have the corporate power and authority to execute and deliver the Employment Agreements and perform its obligations thereunder, and to take all other actions required to be taken by it pursuant to the provisions thereof; (iv) the execution, delivery and performance of the Employment Agreements will have been duly authorized by any and all necessary corporate action of Acquisition Corp.;
(v) the Employment Agreements will constitute legal, valid and binding obligations of Acquisition Corp. enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy and other laws affecting the enforceability of creditors' rights generally or laws governing the availability of specific performance or other equitable remedies; (vi) the execution and delivery of the Employment Agreements and the performance of Acquisition Corp.'s obligations thereunder shall not constitute any violation or breach of the Certificate of Incorporation or By-laws of Acquisition Corp.; (vii) Acquisition Corp. will not conduct any business nor will have any operating assets except as contemplated hereby; and (viii) SFX will have good and valid title to all of the issued and outstanding shares of Acquisition Corp.

                                  ARTICLE VII
                  PRE-CLOSING COVENANTS OF THE SELLER ENTITIES

         Each of the Seller Entities, jointly and severally, agrees that, subsequent to the date hereof and until the Closing:

         Section 7.01. Conduct of Business. Except as otherwise consented to or approved by SFX in writing and except as otherwise agreed to or disclosed on the Schedules attached to this Agreement, each of the Seller Entities shall:

         (a) operate the Assets and the Businesses in the ordinary course and consistent with prior practice and use all reasonable efforts to (i) preserve the present business organization of each Seller, CIPC and its subsidiaries intact, (ii) keep available the services of the present officers of each Seller, CIPC and its subsidiaries, (iii) preserve the present relationships of each Seller, CIPC and its subsidiaries with employees and independent contractors (except to the extent of voluntary terminations of employment and fluctuations of business in the ordinary course of business), customers, patrons and suppliers of its Business, (iv) maintain in force, and renew upon expiration, all insurance policies with respect to its assets and its Business, as the same have been previously represented to SFX and (v) maintain in effect all Permits;

         (b) maintain its books, accounts and records with respect to its Business, in the usual and ordinary manner, and reflect income, expenses, assets and liabilities with respect to its Business in a manner consistent with its past practices; and

         (c) maintain its assets in good repair, order and condition and consistent with prior practice, reasonable wear and tear excepted.

         Section 7.02. Extraordinary Acts. Without limiting the general applicability of Section 7.01 hereof, except as otherwise consented to or approved by SFX in writing or disclosed on the Schedules attached to this Agreement, no Seller Entity shall take any action which shall cause any Seller, CIPC or any of its subsidiaries to,

         (a) fail to maintain its status as a corporation, limited partnership or Trust subsisting under the laws of its state of incorporation or organization;

         (b) except as otherwise expressly permitted hereunder, declare or make any dividend or any distribution or transfer of any of its assets or properties;

         (c) make any capital expenditures or commitments for capital expenditures, including any capitalized lease obligations (for purchase of equipment or otherwise), in excess of $50,000, or enter into or commit to enter into any operating lease in connection with its Business for any property or equipment calling for net increased rentals in excess of five percent annually per lease (over present rentals), or acquire any assets or properties in connection with its Business or contract to do so except in the ordinary course of business and consistent with past practice;

         (d) make any advance or investment either by purchase of stock or other securities or contributions to capital of any individual, firm, corporation or other entity;

         (e) incur any obligation or Liability relating to its Business, other than those obligations and Liabilities arising in the ordinary course of business and consistent with past practice (and, in the case of obligations and Liabilities of an affiliate, which are also on terms no less favorable to such Seller Entity than would be available from an unaffiliated third party) and the terms and conditions of this Agreement and of the same character, type and magnitude as incurred in the past, or accelerate the payment of any Liability; provided, however, that nothing herein shall be deemed to prevent any Seller Entity from performing its obligations under that certain Agreement, dated as of January 1, 1996, by and between Contemporary Marketing, Inc. (a wholly-owned subsidiary of CIPC) and Paula Balzer (the "Balzer Agreement"), as the same may be amended substantially on the terms set forth in part (e) of Schedule 7.02.

         (f) purchase, sell, assign or transfer or enter into any contract or agreement for the purchase, sale, assignment or transfer of any of the assets or properties relating to its Business which are valued in excess of $50,000, or cancel any debts or claims, other than in the ordinary course of business and consistent with past practice, other than a sale of Contemporary Sports' interest in USA Sports in accordance with Sections 3.04(c) and 7.05 hereof;

         (g) subject to a Lien any assets relating to its Business, other than Permitted Liens;

         (h) waive any rights of substantial value relating to its assets, properties or Business, whether or not in the ordinary course of business;

         (i) make or suffer, or agree to make or suffer, any new material contract or agreement relating to its assets, properties or Business or any amendment, modification or termination of any existing material contract, lease or other agreement relating to its assets, properties or Business, except in the ordinary course of business and consistent with past practice and in any event not requiring a payment in excess of $50,000, other than talent contracts (which shall not be limited by such $50,000 payment limitation);

         (j) make or enter into any salary adjustments or bonus payment or arrangement with any of its employees, officers or agents or grant any increase in the compensation or fringe benefits (whether or not provided under or pursuant to a Plan) of any employee or officer, except for ordinary and regular course changes (not exceeding an increase in excess of five percent annually over such employee's or officer's aggregate cash compensation paid with respect to the prior year) due to changes in responsibilities of any such officer or employee, or take any action that results in a material increase in the cost of any Plan;

         (k) change any of its business policies, including, without limitation, advertising, marketing policy, purchasing, payment, collection, budget or other material policies, or terminate any of its operations;

         (l) alter or revise the accounting principles, procedures, methods or practices relating to the Business or any of the assets or liabilities with respect thereto, including, without limitation, the creation or modification of any reserves other than as required by GAAP;

         (m) dispose of or permit to lapse any Intellectual Property which comprises a part of its assets or which is used by or in its Business;

         (n) enter into any agreements or arrangements or engage in any transaction with any other Seller Entity or its affiliates, except for such agreements, arrangements or transactions entered into on an arm's length basis in the ordinary course of business and consistent with past practice;

         (o) create, suffer or incur any damage, destruction or loss (whether or not covered by insurance) or any other event or condition of any character which would have a Material Adverse Effect on its assets, properties or Business;

         (p) fail to maintain in full force and effect each Plan in which any of its employees participate and timely make all required contributions thereto and administer each such Plan in accordance with its terms and all applicable laws;

         (q) authorize for issuance, issue, or sell any shares of its capital stock or other securities, acquire directly or indirectly, by redemption or otherwise, any such capital stock, reclassify or split-up any such capital stock, or grant or enter into any options, warrants, calls or commitments of any kind with respect thereto;

         (r) make any Tax election or enter into any agreement or settlement with any Tax Authority that affects or could affect the basis for Tax purposes of its assets or the timing for Tax purposes of income or deduction;

         (s) except with respect to the items described on Schedule 2.02, assume, incur or guarantee any indebtedness for borrowed money or any other interest bearing obligation or lend or advance any amount to any person or entity, other than advance payments in connection with goods or services to be provided to a Business and in the ordinary course of business, consistent with past practice; or

         (t) agree, whether in writing or otherwise, to take any action described in this Section 7.02.

         Section 7.03. No Breach of Representations and Warranties. None of the Seller Entities shall intentionally take any action or intentionally refuse to take any action which would cause or constitute a material breach of any of the representations and warranties set forth in Article V hereof. Each of the Seller Entities shall, in the event of, or promptly after the occurrence of, or promptly after obtaining knowledge of the occurrence of or the impending or threatened occurrence of, any fact or event which would cause or constitute a breach of any of the representations and warranties set forth in Article V hereof at any time after the date hereof and through the Closing Date, give detailed notice thereof to SFX and shall use its best efforts to prevent or promptly to remedy such breach.

         Section 7.04. Access by SFX. The officers, employees and representatives of SFX (collectively, the "Purchaser Representatives") shall be permitted access, during usual business hours and as often as may be reasonably requested (provided that such access does not unreasonably interfere with the operation of the Businesses), to, and will be permitted to make copies of and extracts from, the accounts, minute books, other records, books of account, other books, deeds, leases, title documents, insurance policies, contracts, commitments, sale orders, purchase orders, Tax Returns, records, files and such other information relating to the Sellers, CIPC and its subsidiaries, the Assets and the Businesses as SFX shall reasonably request. The Purchaser Representatives shall be permitted access, during usual business hours, and as often as may be reasonably requested, to the Premises and physical properties used in connection, in whole or in part, with or by the Seller Entities in connection with the operation of the Businesses. The Purchaser Representatives shall be permitted to discuss the affairs, finances and accounts of the Sellers, CIPC and its subsidiaries with officers and key employees and, with the consent of the Seller Entities (which consent shall not be unreasonably withheld or delayed), with distributors, sales representatives, licensees, licensors, suppliers and customers of the Businesses.

         Section 7.05. No Solicitation. No Seller Entity shall, nor shall any Seller Entity permit any of its affiliates, officers, directors, representatives or agents to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any person, entity or group concerning any merger, business combination, sale of a significant amount of assets outside of the ordinary course of business, sale of shares of capital stock outside of the ordinary course of business or similar transaction involving any Seller Entity, its assets or business or any of its subsidiaries or divisions or involving any of the Sellers, CIPC or its subsidiaries (an "Acquisition Transaction"), other than the transactions contemplated by this Agreement; provided, however, that any of the Seller Entities may participate in negotiations with or furnish information to a third party which has initiated contact with such Seller Entity with respect to an Acquisition Transaction if and to the extent such action is required in satisfaction of the fiduciary obligations of its Board of Directors under applicable law, as set forth in a written opinion of legal counsel to such Board. Each of the Seller Entities shall promptly advise SFX of any such proposals or inquiries regarding an Acquisition Transaction presented to such Seller Entity, including the terms thereof; and provided further, however, that the foregoing shall not in any way limit or restrict the ability of CIPC or the efforts of its officers, employees and agents from seeking a buyer for USA Sports or Contemporary Sports' interest therein, except that the Seller Entities shall be obligated to keep SFX currently apprised of, and consult with SFX with respect to, all developments in connection with any discussions and negotiations regarding the sale of USA Sports (or Contemporary Sports' interest therein) and CIPC shall not, and the Principals shall not permit CIPC to, sell USA Sports or Contemporary Sports' interest therein in a transaction other than an acquisition thereof for cash, without the prior written consent of SFX, which consent shall not be unreasonably withheld or delayed.

         Section 7.06. HSR Act. The Seller Entities shall file promptly (if such filing has not been made prior to the date hereof), and in no event later than December 22, 1997, with the United States Department of Justice and the United States Federal Trade Commission its pre-merger notification report forms and any other information and documents required under the HSR Act in connection with the transactions contemplated hereby and shall promptly notify SFX of any communications in respect of either filing from the Department of Justice or the Federal Trade Commission. The Seller Entities shall promptly furnish to SFX (a) copies of all pleadings, notices or other communications received by them that relate to the transactions contemplated by this Agreement and (b) all other information in their possession as may be necessary for completion of the reports or notifications to be filed by SFX under the HSR Act with respect to the transactions contemplated hereby.

         Section 7.07. Consents; Notices; Termination. The Seller Entities shall use their best efforts (which shall not require payments of money to third parties) to obtain and deliver to SFX written consents, in form and substance reasonably satisfactory to SFX required in connection with this Agreement or the transactions hereby contemplated. The Seller Entities shall also deliver all notices to third parties required to be delivered in connection with the execution of this Agreement and the transactions hereby contemplated.

         Section 7.08. Certain Payments;Assumption of Certain Liabilities. At or prior to the Closing, the Seller Entities shall satisfy out of the cash proceeds of the Asset Acquisition and the Merger or out of the cash to which they are entitled in accordance with provisions of Sections 3.08 and 4.02(a) hereof and/or, in the case of the matters set forth in clause (c) of this
Section 7.08, the Sellers and/or the Principals shall assume:

         (a) their expenses incurred in connection with the transactions contemplated hereby (including, without limitation, attorneys' fees and expenses);

         (b) all monetary Liens on the assets of the Sellers and CIPC and their respective subsidiaries being acquired hereunder by the Purchaser Entities, other than Permitted Liens which are incurred or arise out of the conduct of any Business after December 31, 1997 in the ordinary course of business and consistent with past practice and other than Liens related to leased personal property, leased cars and leased equipment; and

         (c) all other liabilities and obligations of CIPC and its subsidiaries of the type defined as Excluded Liabilities under
Section 4.04 hereof.

         Section 7.09. Best Efforts. Each of the Seller Entities shall use their best efforts to effectuate the transactions hereby contemplated and to fulfill the conditions to the obligations of the Purchaser Entities under
Article IX of this Agreement.

         Section 7.10. WARN Act. None of the Seller Entities shall effectuate a "plant closing" or "mass layoff," as those terms are defined in WARN or take any action that causes, or could reasonably be expected to cause, liability under any other Governmental Rule affecting any site of employment facility, operating unit or employee of any Business.

         Section 7.11. S-Election. Prior to the Closing, but in no event later than March 16, 1998, the Trusts (or Schankman or Zuckerman, if they then own the CIPC Stock), as the sole shareholders of CIPC, will file with the Internal Revenue Service and all other appropriate state and local Tax Authorities a notice revoking the Election made by CIPC to be treated as subchapter "S" corporation under the Code; provided, however, that if the Closing shall not have occurred on or prior to March 16, 1998, then the Trusts (or Schankman or Zuckerman, if they then own the CIPC Stock) may, in their sole discretion, determine whether or not to make such filings.

         Section 7.12. ERISA. The Seller Entities shall, at their sole cost and expense, (i) file, or shall cause to be filed, with the Internal Revenue Service, requests for a favorable determination letter from the Internal Revenue Service with respect to the 401(k) Plan and (ii) shall cure any qualification defects relating to the 401(k) Plan.

                                  ARTICLE VIII
                          PRE-CLOSING COVENANTS OF SFX

         SFX agrees that, subsequent to the date hereof and until the Closing:

         Section 8.01. No Breach of Representations and Warranties. SFX shall not intentionally take any action or intentionally refuse to take any action which would cause or constitute a material breach of any of the representations and warranties set forth in Article VI hereof. SFX shall, in the event of, or promptly after the occurrence of, or promptly after obtaining knowledge of the occurrence or the impending or threatened occurrence of, any fact or event which would cause or constitute a breach of any of the representations and warranties set forth in Article VI hereof at any time after the date hereof and through the Closing Date, give detailed notice thereof to the Seller Entities and SFX shall use its best efforts to prevent or promptly to remedy such breach.

         Section 8.02. HSR Act. SFX shall promptly file (if such filing has not been made prior to the date hereof), and in no event later than December 22, 1997, with the United States Department of Justice and the United States Federal Trade Commission its pre-merger notification report forms and any other information and documents required under the HSR Act in connection with the transactions contemplated hereby and shall promptly notify the Seller Entities of any communications with respect to the Merger or the Asset Acquisition in respect of either filing from the Department of Justice or the Federal Trade Commission. SFX shall promptly furnish to the Seller Entities (a) copies of all pleadings, notices or other communications received by it that relate to the transactions contemplated by this Agreement and (b) all other information in their possession as may be necessary for the completion of the reports or notifications to be filed by the Seller Entities under the HSR Act with respect to the transactions contemplated hereby.

         Section 8.03. Consents and Approvals; Notices. SFX shall use its best efforts to obtain and deliver to the Seller Entities written consents, in form and substance reasonably satisfactory to the Seller Entities, required in connection with this Agreement or the transactions hereby contemplated. SFX shall also deliver all notices to third parties required to be delivered in connection with the execution of this Agreement and the transactions hereby contemplated.

         Section 8.04. Governing Documents. SFX shall not amend its Certificate of Incorporation or By-laws or other governing instrument in a manner that would adversely affect the ability of SFX to consummate the transactions contemplated hereby.

         Section 8.05. Best Efforts. SFX shall use its best efforts to effectuate the Spin-off, the transactions hereby contemplated and to fulfill the conditions to the Seller Entities' obligations under Article X of this Agreement.


                                   ARTICLE IX
                      CONDITIONS TO THE OBLIGATIONS OF SFX

         All obligations of SFX under this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by SFX in their sole discretion:

         Section 9.01. Representations and Warranties. The representations and warranties of each of the Seller Entities contained in Article V hereof and elsewhere herein, if specifically qualified by materiality, shall be true and correct and, if not so qualified, shall be true and correct in all material respects in each case as of the Closing Date, as though such representations and warranties were made on and as of such date, except for those representations and warranties which are expressly made as of a specified earlier date.

         Section 9.02. Covenants. The Seller Entities shall have performed and complied in all material respects with all agreements, covenants and conditions on their part required by this Agreement to be performed or complied with on or prior to the Closing Date.

         Section 9.03. Officer's Certificate. SFX shall have received a certificate of the Co-Presidents of each of the Sellers and CIPC and a certificate of each Principal, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 9.01 and 9.02 hereof.

         Section 9.04. Opinion of Counsel. SFX shall have received an opinion of counsel for the Seller Entities, dated the Closing Date, in form and substance reasonably acceptable to SFX and its counsel.

         Section 9.05. Governmental Consents. SFX shall have received (in form and substance reasonably satisfactory to them) all approvals set forth in
Schedule 6.04 from all Governmental Bodies in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions hereby contemplated.

         Section 9.06. HSR Act. The Seller Entities shall have made all pre-merger notification filings required to be made by it under the HSR Act, all applicable waiting periods thereunder shall have expired or been terminated without any request from any appropriate governmental agency for additional information or, if additional information has been requested, all applicable extended waiting periods shall have expired.

         Section 9.07. Legality. No change shall have occurred in any law, rule or regulation which would prohibit the performance of the obligations of the Purchaser Entities under Articles II, III and IV hereof.

         Section 9.08. Injunctions. No court, agency or other authority shall have issued any order, decree or judgment to set aside, restrain, enjoin or prevent the performance of the obligations of the Purchaser Entities under
Article II or Article III hereof. No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Body of competent jurisdiction which prohibits the consummation of the Merger or the Asset Acquisition.

         Section 9.09. Contract Consents. The Seller Entities shall have obtained all necessary consents and approvals to the transactions contemplated hereby under the agreements listed on Schedule 5.06, which consents shall be in form and substance reasonably acceptable to SFX, except where the failure to obtain such consent or approval would not so materially and adversely affect the economic or business benefits to the Purchaser Entities of the transactions contemplated by this Agreement so as to render inadvisable, in the good faith judgment of SFX, the consummation of such transactions.

         Section 9.10. Institution of Proceedings. There shall not have been instituted by any third party any suit or proceeding to restrain or invalidate this Agreement or the transactions hereby contemplated or seeking damages from or to impose obligations upon any of the Purchaser Entities by reason of this Agreement or the transactions hereby contemplated which, in the good faith judgment of SFX, would involve expenses or lapse of time that would be materially adverse to the interests of the Purchaser Entities.

         Section 9.11. Title Insurance. A reputable title insurer and such co-insurers and/or reinsurers as SFX shall reasonably require shall, at the Closing, deliver an owner's policy of title insurance for each Real Property owned, in whole or in part, directly or indirectly, by any Seller Entity in the aggregate amount equal to the greater of the appraised value or assessed value of such Real Property, at its standard rates, with nonimputation endorsement and survey coverage insuring Acquisition Corp. as fee owner of such Real Property, subject only to, and free and clear of, all Liens other than Permitted Liens and those encumbrances disclosed on Schedule 5.08. The Sellers shall take such actions, and deliver such affidavits and instruments, as may be required to cause the title company to issue such insurance.

         Section 9.12.  Employment Agreements.  Acquisition Corp.
shall have entered into employment agreements with each of Schankman and Zuckerman, substantially in the form thereof attached hereto as Exhibit B and neither Schankman nor Zuckerman shall have indicated any intent to leave Acquisition Corp.'s employ.

         Section 9.13. FIRPTA Certificates. Each Seller Entity shall have delivered to Acquisition Corp. a certificate which states, under penalty of perjury, the taxpayer identification number and office address of each transferor of Real Property as well as a statement that such transferor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

         Section 9.14. Merger. The Certificates of Merger shall have been filed by the Secretary of State of the State of

Delaware and the Secretary of State of the State of Missouri and the Merger shall have been consummated.

         Section 9.15. Leases. The Sellers shall use their best efforts to deliver estoppel certificates in form and substance reasonably acceptable to the Purchaser Entities from each landlord under a lease, and shall use their best efforts to deliver estoppel certificates and non-disturbance and/or recognition agreements from each mortgagee or superior lessor of a leased property relating to the Sandstone Amphitheatre, the Westport Playhouse and the American Theatre.


                                   ARTICLE X
                         CONDITIONS TO THE OBLIGATIONS
                             OF THE SELLER ENTITIES

         The obligations of the Seller Entities to consummate the Merger and the Asset Acquisition are subject to the fulfillment as of the Closing Date of each of the following conditions, any or all of which may be waived, in whole or in part, by the Seller Entities in their sole discretion:

         Section 10.01. Representations and Warranties. The representations and warranties of SFX contained in Article VI hereof and elsewhere herein shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for those representations and warranties which are expressly made as of a specified earlier date.

         Section 10.02. Covenants. Each of the Purchaser Entities shall have performed and complied in all material respects with all agreements, covenants and conditions on its part required by this Agreement to be performed or complied with on or prior to the Closing Date.

         Section 10.03. Officer's Certificate. The Seller Entities shall have received a certificate of the President of each of the Purchaser Entities, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 10.01 and 10.02 hereof.

         Section 10.04. Opinion of Counsel. The Seller Entities shall have received an opinion of counsel for the Purchaser Entities, dated the Closing Date, in form and substance reasonably acceptable to the Seller Entities and their counsel.

         Section 10.05. Governmental Consents. The Seller Entities shall have received (in form and substance reasonably satisfactory to them) all approvals set forth in Schedule 5.06 hereto from all Governmental Bodies in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions hereby contemplated.

         Section 10.06. HSR Act. The Purchaser Entities shall have made all pre-merger notification filings required to be made by them under the HSR Act, all applicable waiting periods thereunder shall have expired or been terminated without any request from any appropriate governmental agency for additional information or, if additional information has been requested, all applicable extended waiting periods shall have expired.

         Section 10.07. Legality. No change shall have occurred in any law, rule or regulation which would prohibit the performance of any of the Seller Entities' obligations under Articles II, III and IV hereof.

         Section 10.08. Injunctions. No court, agency or other authority shall have issued any order, decree or judgment to set aside, restrain, enjoin or prevent the performance of any of the Seller Entities' obligations under
Article III hereof. No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Body of competent jurisdiction which prohibits the consummation of the Merger or the Asset Acquisition.

         Section 10.09. Merger. The Certificates of Merger shall have been filed by the Secretary of State of the State of Delaware and the Secretary of State of the State of Missouri and the Merger shall have been consummated.

         Section 10.10. Contract Consents. The Purchaser Entities shall have obtained all necessary consents and approvals to the transactions contemplated hereby under the agreements listed on Schedule 6.04, which consents shall be in form and substance reasonably acceptable to the Seller Entities, except where the failure to obtain such consent or approval would not so materially and adversely affect the economic or business benefits to the Purchaser Entities of the transactions contemplated by this Agreement so as to render inadvisable, in the good faith judgment of the Seller Entities, the consummation of such transactions.

         Section 10.11. Institution of Proceedings. There shall not have been instituted by any third party any suit or proceeding to restrain or invalidate this Agreement or the transactions hereby contemplated or seeking damages from or to impose obligations upon any of the Seller Entities by reason of this Agreement or the transactions hereby contemplated which, in their good faith judgment, would involve expenses or lapse of time that would be materially adverse to their interests.

         Section 10.12. Delivery of Consideration. There shall have been delivered to each of the Trusts or, if the Trusts so instruct, to Schankman and Zuckerman a certificate or certificates registered in its (his) name representing the shares of Preferred Stock or Class A Stock to be issued to it (or him) pursuant to Section 3.04(b) hereof and there shall have been delivered to the Principals and the Seller Entities, as the case may be, all consideration required to be paid hereunder. The deposit of any amounts into escrow pursuant to Section 12.02(c) or 12.02(d) shall be deemed delivery of consideration for purposes of this Section 10.12 to the extent placed in escrow.

         Section 10.13. Delivery of Guarantee. If the Spin-off has not occurred, there shall have been delivered to the Trusts, in form and substance reasonably acceptable to the Trusts and their counsel, a guarantee of the Parent, guaranteeing payment of the redemption price, together with evidence of the proper authorization thereof.


                                   ARTICLE XI
                      ADDITIONAL AGREEMENTS OF THE PARTIES

         Section 11.01.  Tax Matters.

         (a) From and after the Closing, each of the Sellers and Principals, on the one hand, and the Purchaser Entities, on the other hand, shall cooperate fully with each other and make available or cause to be made available to each other for consultation, inspection and copying (at such other party's expense) in a timely fashion such personnel, tax data, Tax Returns and filings, files, books, records, documents, financial, technical and operating data, computer records and other information as may be reasonably required (i) for the preparation by any of them of any Tax Returns, elections, consents or certificates required to be prepared and filed by such parties or any of their subsidiaries or (ii) in connection with any audit or proceeding relating to Taxes relating to the Assets or the Business for which any of them is responsible.

         (b) None of the parties hereto shall cause an election to be made, an accounting method for Tax purposes to be adopted, or a position to be taken on any Tax Return, or in any Tax Proceeding, that is inconsistent with the provisions of this Agreement. In addition to the foregoing and not in limitation thereof, except as set forth in part (b) of Schedule 11.01, the Principals and the Sellers shall not, without the written consent of Acquisition Corp., cause any election to be made, or any accounting method to be adopted or any position to be taken with respect to the Assets in any Tax Return that has not yet been filed or in any Tax Proceeding if such election, method or position is inconsistent with any election, accounting method or position previously adopted, taken or elected by any Seller Entity or is inconsistent with any representation herein or covenant hereunder.

         (c) Except as otherwise provided in the side letter dated as of even date herewith, by and between the parties hereto, relating to the representations and warranties set forth in Sections 5.15, 5.17 and 5.18, from and after the Closing, the Principals and the Sellers shall pay, and shall jointly and severally indemnify and hold harmless the Purchaser Entities from and against, any and all Taxes levied by any foreign, federal, state or local Taxing Authority with respect to the ownership or use of the Assets or the conduct of the Businesses on or prior to January 1, 1998, including, without limitation, any and all of any such Seller Entity's Tax liabilities, whether a direct liability or a joint and several liability imposed pursuant to Treasury Regulation Section 1.1502-6 or any comparable provision under foreign, state or local laws by reason of any Seller Entity having been a member of any consolidated, combined, unitary or similar group at any time, and the Purchaser Entities shall pay, and shall indemnify and hold harmless the Principals and Sellers from and against, any and all such Taxes with respect to the ownership or use of the Assets or the conduct of the Businesses after January 1, 1998. The indemnification agreements of the Sellers on the one hand, and the Purchaser Entities on the other hand, pursuant to this Section 11.01(c) shall not be subject to Section 13.04 of this Agreement.

         (d) The parties hereto agree that, subject to the consummation of the Closing hereunder, pursuant to the "Alternative Procedure" provided in Section 5 of Revenue Procedure 84-77, 1984-2 C.B. 753, with respect to filing and furnishing Internal Revenue Service Forms W-2, W-3 and 941, (i) the Sellers and Acquisition Corp. shall report on a "predecessor-successor" basis as set forth therein with respect to all employees of any Seller Entity who becomes an employee of any Purchaser Entity or an affiliate thereof upon the Closing (collectively, "Continuing Employees") (including, for purposes of this Section 11, all employees covered under any collective bargaining agreement covering the employees of the Businesses); (ii) the Sellers and their respective subsidiaries shall be relieved from furnishing Forms W-2 to such Continuing Employees; and (iii) Acquisition Corp. shall assume the Sellers' obligation to furnish such Forms to such Continuing Employees for the full 1997 calendar year.

         (e) Except as set forth in Section 11.01(g), each of the Sellers and the Principals shall be responsible, jointly and severally, for the payment of any and all sales, recordation, gains, transfer or similar taxes or fees with respect to the transfer of the Assets hereunder (including any interest or penalties with respect thereto) and shall deliver copies of all Tax Returns and other documentation filed with respect thereto to Acquisition Corp. promptly after filing.

         (f) The parties hereto intend to treat the Merger as effecting a reorganization pursuant to Section 368(a) of the Code. In connection therewith, the Seller Entities and the Purchaser Entities shall execute and deliver at the Closing a continuity of interest agreement, in substantially the form of Exhibit C hereto. No party hereto shall take any position on a Tax Return or in a Tax Proceeding that is inconsistent with any of the foregoing.

         (g) Notwithstanding anything to the contrary contained herein, from and after the closing, the Purchaser Entities shall hold harmless and indemnify the appropriate Principals from any Losses resulting to them by reason of all taxes which CIPC or its successors may pay or become subject to pay, directly as a result of the imposition of corporate income taxes on CIPC by reason of the Merger failing to qualify as a tax-free reorganization under Section 368(a) of the Code solely due to the issuance in the Merger of the Preferred Stock or as provided in the Continuity of Interest Agreement to be entered into between the parties, substantially in the form of Exhibit C hereto.

         Section 11.02. Audits. The Sellers and Principals agree to cooperate with SFX and Acquisition Corp. with respect to a consolidated audit of the Businesses for the two-year period ended December 31, 1997 to be conducted on behalf of SFX and Acquisition Corp. by Ernst & Young LLP.

         Section 11.03. Employee Matters. Notwithstanding anything to the contrary contained herein, from and after the Closing, the Principals and the Sellers shall pay, and shall jointly and severally indemnify and hold harmless the Purchaser Parties from and against, any and all Losses (other than legal, consulting and accounting fees, except as hereinafter provided in this Section 11.03) which each may suffer, incur or pay after the Closing, by reason of (i) the failure of any of the Seller Entities to have obtained a favorable determination letter from the Internal Revenue Service with respect to the Contemporary Group 401(k) Plan (the "401(k) Plan"), (ii) the process of or delay in obtaining a favorable determination letter with respect to the 401(k) Plan and (iii) any qualification defects relating to the 401(k) Plan, it being understood that for purposes of this Section 11.03, Losses shall include, without limitation, Taxes, fees, penalties and all other charges imposed by the Internal Revenue Service upon any Seller Entity, any Purchaser Entity, the 401(k) Plan or any participant in the 401(k) Plan. If, after the Closing, the Seller Entities shall fail to diligently and satisfactorily pursue resolution of the matters heretofore described in this Section 11.03, then the Purchaser Entities may assume responsibility for the resolution thereof and the Seller Entities shall, in addition to indemnifying the Purchaser Entities as heretofore described in this Section 11.03, pay all of the legal, consulting and accounting fees incurred by the


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

Purchaser Entities in connection with the pursuit of such resolution.

         Section 11.04.  Merger Consideration.

         (a) If the Trusts (or Schankman and Zuckerman) are to receive shares of Preferred Stock pursuant to Section 3.04(b) hereof, the Trusts (or Schankman and Zuckerman) and SFX shall cooperate and take such actions as are necessary to cause SFX to authorize and issue such shares. The terms of the Preferred Stock shall include a provision that such stock will be automatically redeemed as of July 1, 1998 unless the outstanding shares thereof shall have been previously converted into shares of Class A Stock. The aggregate redemption price for the shares of Preferred Stock to be issued to the Trusts (or Schankman and Zuckerman) would be their fair market value, but in no event less than $18,700,000. The payment, if any, of the redemption price in accordance with the preceding sentence shall be guaranteed by the Parent. No certificate or script representing fractional shares of Class A Stock shall be issued upon the surrender for exchange of shares of CIPC Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a holder of Preferred Stock. In lieu of any such fractional share, each holder of CIPC Stock who otherwise would be entitled to receive a fractional share of Class A Stock will receive an amount of cash determined by multiplying (i) the fraction of a share of Class A Stock to which such holder would otherwise be entitled by (ii) $13.33, as adjusted pursuant to Section 11.05(c) hereof.

         (b) If, pursuant to Section 3.04(b) hereof, the Trusts (or Schankman and Zuckerman) are to receive shares of Class A Stock, such shares to be issued to the Trusts (or Schankman and Zuckerman) shall be, at the time of issuance to the Trusts (or Schankman or Zuckerman), (i) of a class of stock registered under the Exchange Act, (ii) of the same class of stock distributed to the holders of the Parent's publicly-traded Class A common stock in the Spin-off, and (iii) subject to compliance by the Principals with the provisions of Rule 144 under the Securities Act, to the extent applicable, freely tradeable. From and after the Closing, the Purchaser Entities shall pay, and shall indemnify and hold harmless the Trusts (or Schankman and Zuckerman) from and against, any and all Losses which the Trusts (or Schankman and Zuckerman) may suffer, incur or pay, directly as a result of the Trusts' (or Schankman's and Zuckerman's) inability to sell any of such shares then held by them which the Trusts (or Schankman and Zuckerman) could otherwise have sold pursuant to and in compliance with Rule 144 under the Securities Act if such inability is solely the result of any Purchaser Entity's violation of, or failure to comply with, the Exchange Act. If any of the Trusts (or Schankman and Zuckerman) owns any shares of Class A Stock received in the Merger on the second anniversary of the Closing Date and the average trading price of the Class A Stock over the 20-day period ending on such anniversary date is less than $13.33 (subject to adjustment as provided in Section 11.05(c)) per share, then SFX shall make a one-time cash payment to each Trust (or each of Schankman and Zuckerman) holding any such shares that is equal to the product of (i) the quotient of the difference between (A) the actual average trading price per share over such 20-day period and (B) $13.33 (subject to adjustment as provided in Section 11.05(c)) divided by 2, times
(ii) the number of shares of Class A Stock received by such Trust (or Schankman or Zuckerman) in the Merger and owned as of such anniversary date.

         (c) SFX hereby covenants to use its best efforts to file in a timely manner all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if at any time SFX is not required to file such reports, it will, upon the request of either Trust (or Schankman or Zuckerman) make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as either Trust (or Schankman or Zuckerman) may reasonably request, all to the extent required from time to time to enable either Trust (or Schankman or Zuckerman) to sell shares of Class A Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission.

         Section 11.05.  Adjustment of Class A Shares.

         (a) If SFX shall, at any time prior to the conversion of shares of the Preferred Stock issued to the Trusts (or Schankman and Zuckerman) into shares of Class A Stock, declare or pay to the holders of Class A Stock, a dividend payable in any kind of



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

shares of stock or other securities of SFX (other than Class A Stock), or in property (other than cash), the Trusts (or Schankman and Zuckerman) shall be entitled to receive, upon conversion of the Preferred Stock, in addition to the shares of Class A Stock to which these Trusts (or Schankman and Zuckerman) are otherwise entitled (the "Class A Stock Amount"), such additional share or shares of stock or scrip representing fractions of a share or other securities or property as such party would have received in the form of such dividend if it had been the holder of record of the Class A Stock Amount on the record date for the determination of common stockholders entitled to receive such dividend.

         (b) If SFX shall, at any time prior to the conversion of shares of the Preferred Stock issued to the Trusts (or Schankman and Zuckerman) into shares of Class A Stock, effect a recapitalization of such character that the shares of Class A Stock covered hereby shall be changed into or become exchangeable for a larger or smaller number of shares (including any stock dividend, stock split or other issuance of Class A Stock without consideration), then thereafter, the number of shares of Class A Stock of SFX which the Trusts (or Schankman or Zuckerman) shall be entitled to receive hereunder, shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Class A Stock of SFX, by reason of such recapitalization.

         (c) Whenever the number of shares of Class A Stock to be received by the Trusts (or Schankman and Zuckerman) is adjusted as provided in Sections 11.05(a) and (b) or a similar transaction occurs after such Principals receive Class A Stock but prior to the second anniversary of the Closing Date, the $13.33 per share price referenced in Sections 3.04(b), 11.04(a), 11.04(b), 12.02(c), 12.02(d) and 13.04(b) shall be adjusted by multiplying $13.33 by a fraction, the numerator of which shall be the number of shares of Class A Stock to be received by the Trusts (or Schankman and Zuckerman) immediately prior to such adjustment and the denominator of which shall be the number of shares of Class A Stock to be received by the Trusts (or Schankman and Zuckerman) immediately thereafter.

         Section 11.06. Use of Name. From and after the Closing Date, none of the Sellers or Principals shall have any interest in or right to use the names "Contemporary," "Continental" or

"Dialtix" or any derivation or abbreviation thereof or any logo, trademark or trade name included in the Intellectual Property or any name which is likely to be confused with any of the foregoing and, on the Closing Date, each Seller and each affiliate of the Principals which is to remain under their Control after the Closing Date shall change its name to comply with the foregoing.

         Section 11.07.  Access by Either Party. From and after the
Closing, each of the Sellers and Principals, on the one hand, and the Purchaser Entities, on the other hand, shall cooperate fully with each other and make available or cause to be made available to each other for consultation, inspection and copying (at such other party's expense) in a timely fashion such personnel, data, and filings, files, books, records, documents, financial, technical and operating data, computer records and other information as may be reasonably required in connection with any litigation, threatened litigation or similar proceeding or threatened proceeding against such other party.

         Section 11.08.  Registration of Class A Stock.

         (a) Within 60 days of the effectiveness of the completion of the Spin-off, SFX agrees to file with the Commission a registration statement on Form S-1 under the Securities Act (the "Registration Statement") for purposes of registering for resale (in non-underwritten offering) the shares of Class A Stock issued to the Principals upon conversion of the Preferred Stock and still owned by them (the "Registration Shares"). SFX shall use its best efforts to cause the Registration Statement to be declared effective by the Commission as soon as practicable after its filing with the Commission, and to remain effective and current (either by means of post-effective amendment(s) to the Registration Statement or conversion of the Registration Statement to Form S-3) until the earlier of (x) such time as all of the Registration Shares are sold pursuant to the Registration Statement or (y) the conclusion of the period of two years immediately following the consummation of the Merger (or such shorter period of time after the lapse of which the Principals may sell the Registration Shares without the restrictions currently set forth in paragraph
(e) of Rule 144 under the Securities Act) (the "Effective Period"). Notwithstanding the foregoing, (i) each Principal shall provide written notice to SFX 10 days prior to any sale of Registration Shares and (ii) SFX shall have no obligation to cause the Registration Statement to remain effective for the benefit of a particular Principal if such Principal is able without undue effort to sell all remaining Registration Shares owned by such Principal in compliance with Rule 144 in a single transaction to which the volume limitations of Rule 144(e) do not apply or, if such volume limitations are applicable, without exceeding such limitation. In addition to the foregoing and not in limitation thereof, but subject to the last sentence of this Section 11.08(a), SFX shall have the right to suspend use of the Registration Statement and the related prospectus if its Board of Directors determines in good faith that there is a valid purpose for such suspension. For purposes of this Agreement, a valid purpose shall include, but is not limited to, (i) a good faith determination that the Registration Statement may contain a material misstatement or omission (including as a result of SFX having under consideration a significant acquisition or disposition or other material transaction that has not been publicly disclosed) in which case SFX may cause the Registration Statement not to be used by the Principals until such time as the Commission has declared effective a post-effective amendment to the Registration Statement filed by SFX or if the misstatement or omission can be corrected by incorporation by reference in the Registration Statement of another Commission filing of SFX, SFX has made another filing on Form 8-K or other appropriate form ("Incorporated Filing") to correct such misstatement or omission, and (ii) an underwritten public offering of its securities. SFX shall have the right to suspend use of the Registration Statement and related prospectus for up to 30 days in any 12-month period for public offerings and up to 45 days in any 12-month period for any other valid purpose.

                  (b) SFX shall use its best efforts to cause the shares of Class A Stock to be approved for quotation on the New York Stock Exchange, the American Stock Exchange, the NASDAQ-NMS, or other national securities exchange in which the securities of SFX are principally traded, as soon as practicable after filing the Registration Statement. SFX shall also use its best efforts to register or qualify the Registration Shares under such other securities or blue sky laws of the United States and keep such registration or qualification in effect for the Effective Period, and do any and all other acts and things which may be reasonably necessary or advisable to enable Principals to have the right to sell or otherwise dispose of the Registration Shares in such jurisdictions.

                  (c) In connection with any registration of the Registration Shares pursuant to this Agreement, each Principal shall furnish SFX with such written information concerning such Principal as SFX may reasonably request for use in the preparation of the Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto ("Prospectus"), or any other public or private financing undertaken by the Purchaser Entities, and shall cooperate fully in the preparation and filing of any Registration Statement or any other documents filed with the Commission in connection therewith. Each Principal hereby agrees to indemnify SFX, its officers and directors, and each person, if any, who controls SFX within the meaning of Section 15 of the Securities Act, against any Losses, joint or several, to which SFX or any such officer or director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue (or alleged untrue) statement of any material fact contained in, or any material fact omitted from (or allegedly omitted from) the Registration Statement or Prospectus covering the Registration Shares, or from any other document made, prepared or filed with any Governmental Body in connection with any public or private financing undertaken by SFX (a "Financing Document"), if such statement or omission was made in reliance upon and in conformity with written information furnished to SFX by such Principal for use in such Registration Statement, Prospectus or Financing Document.

                  (d) SFX shall, prior to filing the Registration Statement, furnish to a representative selected by the Principals a copy of the draft of such document which is proposed to be filed. SFX shall promptly notify such representative of any stop order issued or threatened by the Commission with respect to the Registration Statement and shall take all reasonable actions required to prevent the entry of such stop order or to remove it if entered. SFX shall notify such representative and each holder of Registration Shares, during the effectiveness of the Registration Statement, of the occurrence of an event that would require the preparation of a supplement or amendment to the Prospectus in order for such Prospectus to not (i) contain an untrue statement of a material fact or (ii) omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. SFX shall provide such representative with a copy of any such supplement or amendment.

                  (e) SFX hereby indemnifies and holds harmless each Principal and each person deemed to be an "underwriter" under the Securities Act, if any, and each person controlling any Principal within the meaning of Section 15 of the Securities Act, if any, against any Losses severally, but not jointly, to which such Principal or any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue (or alleged untrue) statement of any material fact contained in the Registration Statement or any Prospectus covering the Registration Shares, or any Financing Document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such untrue (or alleged untrue) statement or omission (or alleged omission) was made in reliance upon and in conformity with written information furnished to SFX by such Principal for use in such Registration Statement, Prospectus or Financing Document.

                  (f) In circumstances in which any indemnity provided by the preceding paragraphs of this Section 11.08 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any Losses (or actions or proceedings in respect thereof), then each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect (A) the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions or alleged statements or omissions that resulted in such Losses (or actions or proceedings in respect thereof) and (B) any other relevant equitable considerations.

                  (g) The registration rights set forth in this Section 11.08 with respect to the Registration Shares are not assignable without the express written consent of SFX.

         Section 11.09. Restrictive Legend. Each of the Principals acknowledges and agrees that any certificates representing the Class A Stock will bear a restrictive legend in substantially the following form and a stop-transfer order may be placed against their transfer:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act or unless sold pursuant to Rule 144.

         The legend set forth above shall be removed and SFX shall issue a certificate without such legend to the holder of Class A Stock upon which it is stamped, if, unless otherwise required by applicable state securities laws, (i) such Securities are included in an effective registration statement under the Securities Act covering the resale thereof, or (ii) such holder provides SFX with an opinion of legal counsel, in form, substance and scope reasonably acceptable to SFX to the effect that a public sale or transfer of such Class A Stock may be made without registration under the Securities Act and such Class A Stock is being sold or transferred in accordance with the method described therein, or (iii) such holder provides SFX with reasonable assurances that such Class A Stock can be sold pursuant to Rule 144 under the Securities Act (or a successor rule thereto) without any restriction as to the number of shares of Class A Stock acquired as of a particular date that can then be immediately sold (such holder shall thereafter be entitled to receive unlegended certificates evidencing the shares not subject to Rule 144). The Principals agree not to sell or in any way transfer any shares of Class A Stock unless and until one of the conditions set forth in clause (i), (ii) or (iii) of the preceding sentence is satisfied. Each of the Principals agrees to sell all of the Class A Stock including those represented by a certificate(s) from which the legend has been removed, in compliance with the prospectus delivery requirements, if any, under applicable securities laws.


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

                                  ARTICLE XII
                                  TERMINATION

         Section 12.01.  Termination.  This Agreement may be
terminated at any time prior to the Closing Date:

         (a) by mutual consent of the parties hereto;

         (b) subject to the last paragraph of this Section 12.01, by any of the Purchaser Entities, on February 15, 1998, if there has been a material violation or breach by any of the Seller Entities of any representation, warranty, covenant or agreement contained in this Agreement or any failed condition to the obligations of SFX under Article IX hereof, and (i) such breach, violation or failed condition is not cured within a reasonable period, not to exceed the later of March 17, 1998 or 30 days after written notice thereof is given, or (ii) the Seller Entities are not otherwise able to provide protection for the interests of the Purchaser Entities in a manner reasonably satisfactory to the Purchaser Entities;

         (c) subject to the last paragraph of this Section 12.01, by any of the Seller Entities, on February 15, 1998, if there has been a material violation or breach by any Purchaser Entity of any representation, warranty, covenant or agreement contained in this Agreement or any failed condition to the obligations of the Seller Entities under Article X hereof and (i) such breach, violation or failed condition is not cured within a reasonable period, not to exceed the later of March 17, 1998 or 30 days after written notice thereof is given or (ii) the Purchaser Entities are not otherwise able to provide protection for the interests of the Seller Entities in a manner reasonably satisfactory to the Seller Entities; or

         (d) by any party, if (i) the conditions to obligations of such party or any other party shall have become impossible to satisfy, other than as a result of its own acts or omissions in violation of its obligations hereunder or (ii) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger of the Asset Acquisition shall have become final and nonappealable.

         (e) by the Purchaser Entities, prior to January 9, 1998, if any of the Liens on the Real Property would, as determined by the

Purchaser Entities acting reasonably, have a Material Adverse Effect on the ability to conduct the Businesses as conducted in the past.

         Notwithstanding anything to the contrary in Sections 12.01(b) and (c) hereof, neither party may terminate this Agreement pursuant to Section 12.01(b) or (c), as the case may be, if the Merger and the Asset Acquisition shall not have been consummated on February 15, 1998 solely as a result of the applicable waiting periods under the HSR Act not having expired or been terminated on or prior to such date, in which event either party may terminate this Agreement only if the Merger and the Asset Acquisition shall not have been consummated on or before April 30, 1998. If the Closing is delayed beyond February 15, 1998 in accordance with the terms of this paragraph then, notwithstanding the occurrence of an event that has a Material Adverse Effect on any Business, the Purchaser Entities shall be required to close the transactions contemplated hereby upon the termination of the waiting period under the HSR Act (unless such termination has not occurred by April 30, 1998, in which case Section 12.01(d) shall be applicable) unless such Material Adverse Effect was the result of the intentional (as such term has meaning in a tort context) acts or intentional (as such term has meaning in a tort context) omissions of a Seller Entity or its affiliates or an act or omission of a Seller Entity or one of its affiliates that constitutes gross negligence in which case the Purchaser Entities shall have the right, without any liability, to refuse to close or may proceed to close in accordance with the provisions of Section 12.02(c) hereof.

         Section 12.02. Effect of Termination. (a) If this Agreement shall be terminated pursuant to Section 12.01 hereof, this Agreement shall forthwith become void and have no effect, other than the provisions of Sections 14.07 and
14.08 hereof without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of Sections 14.07 and 14.08 hereof; except as otherwise provided in Sections 12.02(b), 12.02(c) and 12.02(d) hereof.

         (b) If this Agreement is terminated by a Seller Entity pursuant to
Section 12.01(c) hereof by reason of (i) a material violation or breach of any representation, warranty, covenant or agreement of the Purchaser Entities contained herein or (ii) the failure of a condition set forth in Section 10.01 or 10.02, then the Escrow Deposit, plus all interest or other proceeds from the investment thereof pursuant to the Escrow Agreement, shall be paid to the Seller Entities as liquidated damages, it being agreed that the Escrow Deposit and such other amounts (if any), shall constitute full payment for any and all damages suffered by the Seller Entities due to the termination of this Agreement, it being further agreed that actual damages would be difficult to ascertain. Except as provided in this Section 12.02(b), the Seller Entities shall have no other remedies if this Agreement is terminated by any of them pursuant to
Section 12.01(c) hereof.

         (c) Notwithstanding anything to the contrary contained in this Agreement, if this Agreement is subject to termination by a Purchaser Entity pursuant to Section 12.01(b) hereof by reason of (i) a material violation or breach of any representation, warranty, covenant or agreement of the Seller Entities contained herein or (ii) the failure of a condition set forth in
Section 9.01 or 9.02 hereof, and such failed condition is the result of an intentional (as such word has a meaning in a tort context) act or intentional (as such word has meaning in a tort context) omission by a Seller Entity or the gross negligence of a Seller Entity, then the Purchaser Entities' sole remedies are (x) to terminate, without further remedy or (y) to effect the Closing without waiving in any manner any remedies or rights to damages with respect to any such violation, breach or failed condition, subject to the limitations on its damages and on the amount to be placed in escrow set forth in this Section 12.02(c). If the Purchaser Entities elect to effect the Closing, then, not less than one business day prior to the Closing, the Purchaser Entities shall deliver a written notice to the Seller Entities setting forth the Purchaser Entities' good faith estimate of the Losses incurred or reasonably expected to be incurred as a result of such violation, breach or failed condition and, at the Closing, the Purchaser Entities shall place in escrow their good faith estimate of the Losses incurred or reasonably expected to be incurred as a result of such violation, breach or failed condition; provided, however, that in no event shall the Seller Entities' (not including CIPC, which shall have no liability) liability for such violation, breach or failed condition exceed, nor shall the Purchaser Entities so place into escrow (i) $3,100,000 in cash and
(ii) one-half of the shares of Class A Stock received by the Principals in the Merger. Seventy-five percent of the amount, if any, so placed into escrow by the

Purchaser Entities pursuant hereto, shall, unless otherwise agreed to by the parties hereto, be accomplished through the placement into escrow by the Purchaser Entities of shares of Class A Stock and the remainder of such amount so placed into escrow shall be satisfied through the placement into escrow of cash. The parties hereto agree that, solely for purposes of this Section 12.02(c), the value of each share of Class A Stock shall be $13.33 (subject to adjustment as provided in Section 11.05(c) hereof). Any cash or shares of Class A Stock so placed in escrow shall be deposited, held and distributed in accordance with the terms of the Purchase Price Escrow Agreement. The parties hereto acknowledge and agree that the Purchaser Entities would not have an adequate remedy at law for money damages in the event that the Purchaser Entities elect to effect the Closing and pursue the remedies and rights set forth in this Section 12.02(c) and the Seller Entities do not effect the Closing in accordance with the terms of this Agreement and, therefore, the Seller Entities agree that, in addition to its rights to damages under this
Section 12.02(c), the Purchaser Entities shall be entitled to such equitable relief, including preliminary and injunctive relief and specific performance, in order to cause the Seller Entities to close the Merger and Asset Acquisition in accordance with the terms of this Section 12.02(c) and the other terms hereof.

         (d) Notwithstanding anything to the contrary contained in this Agreement, if this Agreement is subject to termination by a Purchaser Entity pursuant to Section 12.01(b) hereof by reason of the failure of a condition set forth in Section 9.01 or 9.02 hereof, and such failed condition is or was capable of cure through the payment of monies (it being expressly agreed that any failed condition resulting from any easement with respect to the Real Property is not capable of cure through the payment of monies), and is not the result of an intentional (as such word has a meaning in a tort context) act or intentional omission by a Seller Entity or the gross negligence of a Seller Entity, then the Purchaser Entities' sole remedies are (i) to terminate, without further remedy or (ii) to effect the Closing without waiving in any manner any remedies or rights to damages with respect to any such failed condition, subject to the limitations on its damages and the amount to be placed in escrow set forth in this Section 12.02(d). If the Purchaser Entities elect to effect the Closing then, not less than one business day prior to the Closing, the Purchaser Entities shall deliver a written notice to the Seller Entities setting forth the Purchaser Entities' good faith estimate of the Losses incurred or reasonably expected to be incurred as a result of such violation, breach or failed condition and, at the Closing, the Purchaser Entities shall place in escrow their good faith estimate of the Losses incurred or reasonably expected to be incurred as a result of such failed condition; provided, however, that in no event shall the Seller Entities' (not including CIPC, which shall have no liability) liability for such failed condition exceed, nor shall the Purchaser Entities so place into escrow an amount in excess of, $3,000,000. Seventy-five percent of the amount, if any, so placed into escrow by the Purchaser Entities pursuant hereto, shall, unless otherwise agreed to by the parties hereto be accomplished through the placement into escrow by the Purchaser Entities of shares of Class A Stock and the remainder of such amount so placed into escrow shall be satisfied through the placement into escrow of cash. The parties hereto agree that, solely for purposes of this Section 12.02 (d), the value of each share of Class A Stock shall be $13.33 (subject to adjustment as provided in Section 11.05(c) hereof). Any amount so placed in escrow shall be deposited, held and distributed in accordance with the terms of the Purchase Price Escrow Agreement. The parties hereto acknowledge and agree that the Purchaser Entities would not have an adequate remedy at law for money damages in the event that the Purchaser Entities elect to effect the Closing and pursue the remedies and rights set forth in this Section 12.02(d) and the Seller Entities do not effect the Closing in accordance with the terms of this Agreement and, therefore, the Seller Entities agree that, in addition to its rights to damages under this
Section 12.02(d), the Purchaser Entities shall be entitled to such equitable relief, including preliminary and injunctive relief and specific performance, in order to cause the Seller Entities to close the Merger and Asset Acquisition in accordance with the terms of this Section 12.02(d) and the other terms hereof.

         (e) Notwithstanding any of the foregoing provisions, the maximum that may be escrowed under Sections 12.02(c) and 12.02(d) shall not in the aggregate exceed the amounts set forth in Section 12.02(c).

         (f) Notwithstanding anything to the contrary contained in this Agreement, if this Agreement is terminated by the Purchaser Entities pursuant to Section 12.01(e) hereof, this Agreement shall forthwith become void and have no effect, other than the


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provisions of Sections 14.07 and 14.08 hereof without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of Sections 14.07 and 14.08 hereof.

                                  ARTICLE XIII
                                INDEMNIFICATION

         Section 13.01. Survival of Representations and Warranties. All representations and warranties made hereby by the parties to this Agreement, unless waived in writing and notwithstanding any examination by or on behalf of any party hereto and the consummation of the transactions hereby contemplated, shall survive the Closing until completion of the audit referred to in Section 11.02 hereof; provided, however, that the representations and warranties made in Sections 5.15 and 11.01 hereto shall survive for the statute of limitations applicable thereto. Notwithstanding the foregoing, any representation or warranty hereof shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof or the claim thereunder shall have been given to the party from whom indemnity may be sought in respect thereof prior to the expiration of the applicable survival period therefor. All covenants and agreements made hereby by the parties to this Agreement shall, unless waived in writing, survive the Closing.

         Section 13.02. By the Seller Entities. Each of the Seller Entities, jointly and severally, agrees to indemnify and hold harmless each of the Purchaser Entities and their respective directors, officers, employees and agents (the "Purchaser Parties") against, and to reimburse the Purchaser Parties on demand with respect to, any and all losses, liabilities, obligations, suits, proceedings, demands, judgments, damages, claims, expenses and costs (including, without limitation, reasonable fees, expenses and disbursements of counsel) (collectively, "Losses") which each may suffer, incur or pay, by reason of (i) the breach by any Seller Entity of any representation or warranty contained in this Agreement or in any agreement, certificate or other document executed by a Seller Entity and delivered to a Purchaser Entity pursuant to the provisions of this Agreement, (ii) the failure of any Seller Entity to perform any agreement or covenant required hereby or

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any agreement executed pursuant to the provisions hereof, or (iii) any liability or debt of any of the Seller Entities (including, without limitation, the Excluded Liabilities, any Losses with respect to any litigation involving the Seller Entities to the extent attributable to matters, claims or events which occurred or arose prior to January 1, 1998, and any liabilities arising pursuant to Section 5.19 hereof which may first exist or be incurred as a result of events first occurring or actions or omissions prior to the Closing
Date) other than the Assumed Liabilities. Notwithstanding anything to the contrary contained herein, the indemnification obligations of CIPC set forth herein, including, without limitation, in Article XIII hereof, shall terminate on the Closing Date.

         Section 13.03. By the Purchaser Entities. Each of the Purchaser Entities agrees to indemnify and hold harmless the Seller Entities against, and to reimburse them on demand with respect to, any and all Losses which each may suffer, incur or pay by reason of (i) the breach by any Purchaser Entity of any representation or warranty contained in this Agreement or in any agreement, certificate or other document executed by any Purchaser Entity and delivered to the Seller Entities pursuant to the provisions of this Agreement, (ii) the failure of any Purchaser Entity to perform any agreement required hereby or any agreement executed pursuant to the provisions hereof, or (iii) the Assumed Liabilities.

         Section 13.04.  Limitations on Indemnification.

         (a) Neither the Purchaser Parties, on the one hand, nor the Seller Entities, on the other hand, shall be entitled to be indemnified pursuant to
Section 13.02, Section 13.03 or any other provision hereof unless and until the aggregate of all Losses incurred by the Purchaser Parties or the Seller Entities, as the case may be, exceeds $500,000, at which time the indemnifying party shall be obligated to indemnify the indemnified party (i) if the indemnifying party is a Purchaser Party, for all Losses (and not only the Losses in excess of $500,000) and (ii) if the indemnifying party is a Seller Entity, for all Losses in excess of $100,000 (and not only the Losses in excess of $500,000); provided, however, that this threshold limitation does not apply in any respect to (i) the failure of the Purchaser Entities to pay in full the merger consideration or the Asset Purchase Price, (ii) the indemnification obligations of the Principals and the


                                      84
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Sellers set forth in Section 11.03, (iii) the indemnification obligations of the Purchaser Entities set forth in Section 11.01(g), (iv) the rights of the Purchaser Entities pursuant to Section 12.02(c) hereof and (v) the indemnification obligations of the Seller Entities with respect to their representations and warranties set forth in Section 5.15 hereof; provided, however, that any amount paid under the indemnification obligation referenced in this subpart (v) shall be ignored in calculating the $500,000 threshold described above. Notwithstanding anything herein to the contrary, to the extent any party may seek indemnification under more than one provision of this Agreement for the same reason or event, the indemnified party shall only be subject to such $500,000 threshold once and may only recover its Losses once.

         (b) Absent fraud and except (i) with respect to the representations and warranties set forth in Section 5.15 hereof (and any other representations and warranties of any Seller Entity with respect to any Tax) and the matters addressed in that certain side letter, dated as of even date herewith, by and between the parties hereto, relating to the representations and warranties set forth in Sections 5.15, 5.17 and 5.18 hereof, and (ii) as otherwise expressly provided in the proviso to Section 13.04(a) hereof (other than part (iv) thereof), the liability of the Principals and the Sellers arising under this Agreement for the breach of any and all representations or warranties shall not exceed an aggregate amount equal to the sum of $3,100,000 and one-half of the shares of Class A Stock received by the Trusts (or Schankman or Zuckerman) in the Merger. The liability of the Principals and the Sellers with respect to the matters set forth in clauses (i) and (ii) of the prior sentence shall be unlimited, except as otherwise provided in that certain side letter, dated as of even date herewith, by and between the parties hereto, relating to the representations and warranties set forth in Sections 5.15, 5.17 and 5.18 hereof. The parties hereto agree that, solely for purposes of this Section 13.04(b), the value of each share of Class A Stock shall be $13.33 (subject to adjustment as provided in Section 11.05(c)). Notwithstanding the foregoing, such shares of Class A Stock shall only be available to satisfy a claim for indemnification if such notice is given with respect thereto within the six-month period immediately following the Closing and, thereafter, except as otherwise provided in the first sentence of this Section 13.04(b), the liability of the Principals and the Sellers for a breach of a


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representation or warranty shall not exceed $3,100,000 for the remainder of the applicable survival period under Section 13.01 hereof. After the expiration of such survival period, the indemnification obligations of the parties with respect to the non-surviving representations and warranties shall terminate completely.

         Section 13.05. Indemnification Procedure for Third Party Claims. Promptly, and in any event within 30 days after the receipt by any party hereto of notice of any claim or the commencement of any action or proceeding by a third party, such party will, if a claim with respect thereto is to be made against any party obligated to provide indemnification hereunder (the "Indemnifying Party"), give such Indemnifying Party written notice of such claim or the commencement of such action or proceeding, but any failure to notify timely the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent the Indemnifying Party was actually prejudiced by the failure to be notified timely and except as provided in Section 13.04(b). Upon unconditional and unqualified written acknowledgment of the Indemnified Party's entitlement to indemnification therefor and if the Indemnifying Party has sufficient resources to pay any final judgment, such Indemnifying Party shall have the right, at its option, to settle, compromise or defend, at its own expense and with its own counsel, any such claim, action or proceeding involving the asserted liability of the party seeking such indemnification (the "Indemnified Party"), provided that the Indemnifying Party shall not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding except with the consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). If the Indemnifying Party fails to assume the defense of such claim, action or proceeding within 30 days of receipt of notice of such claim, action or proceeding, or if at any time the Indemnifying Party shall fail to defend in good faith any such claim, action or proceeding, the Indemnified Party may assume the defense thereof and may employ counsel with respect thereto and all fees and expenses of such counsel shall be paid by the Indemnifying Party, and the Indemnified Party may conduct and defend such claim, action or proceeding in such manner as it may deem appropriate, subject, however, to the last sentence of this Section 13.05. If any Indemnifying Party undertakes to compromise, settle or defend any such asserted liability, it shall promptly notify the Indemnified


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Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of, or defense against, any such asserted liability. The Indemnified Party may appoint, at its own expense, associate counsel to participate in the joint defense of any such matter with respect to which the Indemnifying Party has undertaken the defense, and the Indemnifying Party may appoint, at its own expense, associate counsel to participate in the joint defense of any such matter which the Indemnified Party is defending. No Indemnified Party shall settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding except (i) with the consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed), or (ii) where the Indemnifying Party is relieved of any and all liabilities and obligations in connection with any settlement, compromise or consent to the entry of any judgment.

                                  ARTICLE XIV
                                 MISCELLANEOUS

         Section 14.01. Further Assurances. Each of the parties shall cooperate fully with the other parties and each of the parties agrees and covenants promptly to execute and deliver, or cause to be executed and delivered, to each of the other parties such documents or instruments, in addition to those expressly required by the Agreement to be executed and delivered, as any of the other parties may reasonably deem necessary or desirable to carry out or implement any provision of the Agreement and the transactions contemplated hereby. In addition to the foregoing and not in limitation thereof, effective as of the Closing Date and provided the Closing occurs, each of the Seller Entities hereby constitutes and appoints SFX and Acquisition Corp, severally and jointly, as its true and lawful attorney, with full power of substitution, in the name of the Seller Entities and each of them, but for the benefit of the Purchaser Entities, (a) to collect, assert or enforce any claim, right or title of any kind in or to the assets and properties to be conveyed, transferred, assigned and delivered to Acquisition Corp. pursuant to the terms hereof, to institute and prosecute claims, actions, suits and proceedings which the Purchaser Entities may deem proper in order to collect, assert or enforce any such claim, right or title, to defend and compromise all claims, actions,


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suits and proceedings in respect of any such asset or property and to do all acts and things in relation thereto as the Purchaser Entities shall deem advisable and (b) to take all such action which the Purchaser Entities may deem proper in order to provide for them the benefits under any such asset or property, including, without limitation, where any required consent of a third party to the assignment thereof to Acquisition Corp. shall not have been obtained (which shall not require the payment of money). Each of the Seller Entities acknowledges that such powers are coupled with an interest and may not be revoked by it in any manner or for any reason.

         Section 14.02. Entire Agreement. This Agreement, together with all agreements, Schedules, Exhibits, Documents and other instruments attached hereto or to be delivered hereunder, or contemporaneously herewith, sets forth the entire understanding between the parties, there are no terms, conditions, representations, warranties or covenants other than those contained herein and in such agreements, Schedules, Exhibits, Documents and other instruments attached hereto or to be delivered hereunder or contemporaneously herewith, and all prior agreements, contracts, promises, representations and statements, if any, among the parties hereto as to the subject matter hereof, are merged into this Agreement.

         Section 14.03. Notices. (a) All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed sufficiently given on (i) the day on which delivered personally or by telecopy (with prompt confirmation by mail) during a business day to the appropriate location listed as the address below,
(ii) three business days after the posting thereof by United States registered or certified first class mail, return receipt requested with postage and fees prepaid, or (iii) one business day after deposit thereof for overnight delivery with a nationally recognized overnight delivery service which receives written acknowledgement of receipt. Such notices, consents, demands or other communications shall be addressed respectively:

         As to the Purchaser Entities:

         c/o SFX Entertainment, Inc.
         150 East 58th Street
         New York, New York 10155
         Attention:  Howard Tytel, Esq.
         Telecopy No.: (212) 486-4830

         with a copy to:

         Rosenman & Colin LLP
         575 Madison Avenue
         New York, New York  10022-2585
         Attention:  Howard Schneider, Esq.
         Telecopy No.: (212) 940-8563

         As to any of the Seller Entities:

         c/o The Contemporary Group
         One Magna Place
         1401 South Brentwood Boulevard
         St. Louis, Missouri  63144
         Attention:  Steven F. Schankman and
                             Irving P. Zuckerman, Co-Presidents
         Telecopy No.: (314) 962-0684

         with copy to:

         Riezman & Blitz, P.C.
         7700 Bonhomme Avenue
         Seventh Floor
         Bonhomme Place
         St. Louis (Clayton), Missouri  63105
         Attention:  Mark Temkin, Esq.
         Telecopier No.: (314) 727-6458

or to any other address or telecopy number which such party may have subsequently communicated to the other parties in writing in accordance with the terms of this Section 14.03, except such notice shall only be effective upon actual receipt by the intended recipient.

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

         (b) Except as otherwise provided in this Agreement, any notice, consent, demand or other communication given hereunder may be signed on behalf of a party by any duly authorized representative of that party.

         Section 14.04. Binding Effect; Successors and Assigns. Each and every representation, warranty, covenant, agreement, indemnification, and provision of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto, except that (i) SFX may assign this Agreement to any financially capable publicly-held company that acquires SFX's concert business or the assets thereof and (ii) subsequent to the Closing, SFX and/or Acquisition Corp. may transfer its rights and obligations hereunder, and may transfer the assets acquired by it from the Seller Entities hereunder, to a wholly-owned subsidiary of SFX. Any purported assignment in violation of this Agreement shall be null and void.

         Section 14.05. Governing Law. This Agreement and any other agreement entered into in connection herewith shall be governed by, and construed under and in accordance with, the laws of the State of New York without giving effect to the conflict of laws principles thereof, except that the General Corporation Law of the State of Delaware and the General and Business Corporation Law of the State of Missouri shall apply to the Merger.

         Section 14.06. Captions. The captions and the table of contents appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Agreement or any of the provisions hereof.

         Section 14.07. Confidentiality of Disclosures. Any corporate information, records, documents, descriptions or other disclosures of whatsoever nature or kind made or disclosed by any of the parties to any of the other parties, or to the authorized representative thereof, or learned or discovered by such other party or by any representative thereof in the course of the investigations pursuant to the consummation of the transactions contemplated by this Agreement (whether prior to or after the date of the execution of this Agreement) and not known by or available to the public at large, shall be received in confidence and none of the parties nor any such authorized representative shall disclose or make use of such information or authorize anyone else to disclose or make use thereof without the written consent of the other relevant parties hereto, except (a) as necessary to consummate the transactions contemplated hereby or (b) as compelled by judicial or administrative process or by other requirements of applicable law including any disclosure under federal securities laws; provided, however, that in the case of any disclosure contemplated pursuant to this clause (b), the party seeking to disclose such information shall give the other party or parties reasonable prior written notice thereof in order to afford such other party or parties reasonable opportunity to seek a protective order or other limitation under such disclosure. The obligations of SFX with respect to the matters referred to in this Section 14.07 shall be further governed by that certain confidentiality agreement dated as of September 12, 1997, by and between SFX and the Contemporary Group.

         Section 14.08. Publicity. Any communications and notices to third parties and all other publicity concerning the transactions contemplated by this Agreement (other than governmental or regulatory filings) shall be planned and coordinated by and among each of the parties. Unless required by applicable law, none of the parties shall disseminate or make public or cause to be disseminated or made public any information regarding the transactions contemplated hereunder without the prior written approval of the other parties, which approval shall not be unreasonably withheld or delayed, except (and only to the extent) as necessary to consummate the transactions contemplated thereby.

         Section 14.09. Consent to Jurisdiction. With respect to any claim arising out of this Agreement, each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the courts of (i) the State of New York and the United States District Court located in the Borough of Manhattan, the City of New York and (ii) the State of Missouri and the United States District Court located in the City of St. Louis (and of the appropriate appellate courts thereof, respectively). In addition, each of the parties hereto irrevocably waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement brought in such courts, irrevocably waives any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waives the right to object with respect to such claim, action, suit or proceeding brought in any such court, that such court does not have jurisdiction over him or it, as the case may be, or any other party hereto. The parties hereto hereby agree that process in any such action or proceeding may be served on any party anywhere in the world, whether within or without the State of New York or the State of Missouri, provided that notice thereof is provided pursuant to the provisions of Section 14.03 hereof.

         Section 14.10. Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         Section 14.11. Costs of Enforcement. Except as otherwise set forth herein, the prevailing party in any proceeding brought to enforce any provision of this Agreement shall be entitled to recover the reasonable fees and costs of its counsel, plus all other costs of such proceeding.

         Section 14.12. Third Parties. Other than the parties hereto and Acquisition Corp., and as otherwise provided in Section 14.04 hereof, no person shall have any rights under or to enforce any provision of this Agreement.

         Section 14.13.  Counterparts.  This Agreement may be
executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

         Section 14.14. Amendment. This Agreement shall not be changed, modified or amended except by a writing signed by the party to be charged and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to which performance is to be rendered and only to the extent set forth therein.

         Section 14.15. Waiver. No waiver shall be deemed to be made by any of the parties to any of its rights hereunder unless that waiver shall be in a writing signed by the waiving party and then only to the extent therein set forth. No failure of any of the parties to exercise any power given such party hereunder or to insist upon strict compliance by any other party with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of the right of any party to demand precise compliance with the terms of the Agreement.

         Section 14.16. Severability. If any provision of this Agreement or the application of any provision hereof to any person or in any circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                SFX ENTERTAINMENT, INC.

                                By: /s/ Robert F.X. Sillerman
                                    ------------------------------------
                                    Name:  Robert F.X. Sillerman
                                    Title: Executive Chairman

                                CONTEMPORARY INVESTMENTS
                                CORPORATION

                                By: /s/ Steven F. Schankman
                                    ------------------------------------
                                    Name:  Steven F. Schankman
                                    Title: Co-President

                                CONTEMPORARY INVESTMENTS OF KANSAS, INC.

                                By: /s/ Irving Zuckerman
                                    ------------------------------------
                                    Name:  Irving Zuckerman
                                    Title: Co-President

                                CONTINENTAL ENTERTAINMENT
                                ASSOCIATES, INC.

                                By: /s/  Carol Burton
                                    ------------------------------------
                                    Name:  Carol Burton
                                    Title: President


                                CAPITAL TICKETS, LP
                                By: GP CAPITAL TICKETS, INC., its
                                    General Partner

                                By : /s/ Irving Zuckerman
                                     ------------------------------------
                                     Name:  Irving Zuckerman
                                     Title: Co-President

                                DIALTIX, INC.

                                By: /s/ Steven F. Schankman
                                    ------------------------------------
                                    Name:  Steven F. Schankman
                                    Title: Co-President

                                CONTEMPORARY INTERNATIONAL
                                PRODUCTIONS CORPORATION

                                By: /s/ Steven F. Schankman
                                    ------------------------------------
                                    Name:  Steven F. Schankman
                                    Title: Co-Steven F. Schankman

                                STEVEN F. SCHANKMAN LIVING TRUST,
                                DATED 10/22/92

                                By:  /s/ Steven F. Schankman
                                     -----------------------------------
                                     Steven F. Schankman, Trustee


                                IRVING P. ZUCKERMAN LIVING TRUST,
                                DATED 11/24/81

                                By:
                                     /s/ Irving P. Zuckerman
                                     ------------------------------------
                                         Irving P. Zuckerman, Trustee


                                     /s/ Steven F. Schankman
                                     ------------------------------------
                                         Steven F. Schankman


                                     /s/ Irving P. Zuckerman
                                     ------------------------------------
                                         Irving P. Zuckerman


                                      96


